EQUITY PURCHASE AGREEMENT
among
each of the sellers party hereto,
TERRASMART LLC,
TERRATRAK, LLC,
RBI SOLAR, INC.
and
RYAN C. REID,
in his capacity as Sellers’ Representative hereunder

Dated as of December 31, 2020

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EXHIBITS
Exhibit A    –    Sellers; Equity Securities
Exhibit B    –    Accounting Principles
Exhibit C    –    Customer Advances Example
Exhibit D    –    Working Capital Example
Exhibit E    –    Funds Flow Memo
Exhibit F    –    Pre-Closing Statement
Exhibit G    –    Form of R&W Insurance Policy

DISCLOSURE SCHEDULE

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EQUITY PURCHASE AGREEMENT
THIS EQUITY PURCHASE AGREEMENT is made as of December 31, by and among each of the Persons listed on Exhibit A hereto (each, a “Seller” and collectively, the “Sellers”), TerraSmart LLC, a Florida limited liability company (“TerraSmart”), TerraTrak, LLC, a Florida limited liability company (“TerraTrak” and, together with TerraSmart, the “Companies” and each, individually, a “Company”), RBI Solar, Inc., an Ohio corporation (“Buyer”), and Ryan C. Reid in his capacity as Sellers’ Representative hereunder (in such capacity, the “Sellers’ Representative”). Sellers, Buyer, the Companies and Sellers’ Representative are referred to collectively herein as the “Parties” and each individually as a “Party.”
RECITALS
WHEREAS, Sellers own (i) the percentage of membership interests in TerraSmart set forth opposite their respective names on Exhibit A hereto, representing all of the issued and outstanding equity interests of TerraSmart (the “TerraSmart Equity Securities”) and (ii) the percentage of membership interests in TerraTrak set forth opposite their respective names on Exhibit A hereto, representing all of the issued and outstanding equity interests of TerraTrak (the “TerraTrak Equity Securities” and, together with the TerraSmart Equity Securities, the “Equity Securities”); and
WHEREAS, Sellers wish to sell, and Buyer wishes to purchase, the Equity Securities on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the Parties agree as follows:
Article 1

Definitions
1.1    Definitions. The following terms shall have the following meanings for the purposes of this Agreement:
“Accounting Principles” shall mean GAAP, using and applying, to the extent consistent with GAAP, the principles, policies, practices, procedures, definitions, methods, classifications, judgments, assumptions, techniques, elections, inclusions, exclusions and valuation and estimation methodologies used by the Companies in the preparation of the Financial Statements dated December 31, 2019, in each case subject to the specific accounting principles set forth in Exhibit B attached hereto.
“Action” shall mean any action, suit, arbitration or proceeding (whether civil, criminal or administrative) commenced, brought, conducted or heard by or before any court or other Governmental Authority or arbitrator.

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“Adjustment Escrow Amount” shall mean an amount equal to $3,000,000 to be held in accordance with the Escrow Agreement.
“Adjustment Escrow Fund” shall mean the Adjustment Escrow Amount and any interest or earnings accrued thereon.
“Affiliate” shall mean, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with or is controlled by, such specified Person. The term “control” (including the terms “controlling”, “under common control with” and “controlled by”) means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of a majority of the outstanding voting securities, by contract or otherwise.
“Affiliate Contracts” shall have the meaning set forth in Section 4.17.
“Agreement” shall mean this Agreement, including the Disclosure Schedule and all other exhibits and schedules hereto, as it and they may be amended, restated or otherwise modified from time to time.
“Allocation” shall have the meaning set forth in Section 2.5(b).
“Anniversary Date” shall have the meaning set forth in Section 7.9(c).
“Antitrust Approvals” shall mean the expiration or early termination of the waiting period established under the HSR Act.
“Associated Person” shall mean, with respect to a Party, any of such Party’s former, current and future equityholders, controlling Persons, directors, officers, employees, agents, attorneys, accountants, auditors, consultants, representatives, Affiliates, members, managers, general or limited partners or assignees (or any former, current or future equity holder, controlling Person, director, officer, employee, agent, representative, Affiliate, member, manager, general or limited partner or assignee of any of the foregoing).
“Assumed Indebtedness” shall mean Indebtedness incurred by the Companies (a) for the Contracts identified in Schedule 1.1(a) of the Disclosure Schedule providing for the purchase of trucks by either Company and (b) pursuant to clause (d) of the definition thereof, in each case which Indebtedness is outstanding immediately prior to the Closing and not repaid at the Closing.
“Benefit Plans” shall have the meaning set forth in Section 4.9(a).
“Bribery Legislation” shall mean all and any of the following: the FCPA, the Organization For Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation, and any anti-bribery or anti-corruption related provisions in criminal and anti-competition laws and/or anti-bribery, anti-corruption and/or anti-money laundering laws of any jurisdiction in which the Companies operate, as applicable.

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“Business” shall mean the business of designing, engineering, manufacturing, selling or installing commercial or utility-scale solar photovoltaic foundations or racking structures, tracker controllers and related monitoring and control Software.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by Law or other action of a Governmental Authority to close.
“Buyer” shall have the meaning set forth in the Preamble.
“Buyer Group Members” has the meaning set forth in Section 8.15.
“Buyer Indemnitee” shall have the meaning set forth in Section 7.2.
“Buyer Plans” has the meaning set forth in Section 6.2(c).
“Buyer Releasee” shall have the meaning set forth in Section 7.11(b).
“Buyer Releasor” has the meaning set forth in Section 7.11(a).
“Cap” shall have the meaning set forth in Section 7.3(a).
“Cash” shall mean the aggregate amount of cash, cash equivalents, marketable securities and instruments and deposits of the Companies, determined in accordance with GAAP. For avoidance of doubt, Cash shall (a) be calculated net of issued but uncleared checks and drafts written or issued by the Companies as of the Determination Time; and (b) include checks, drafts and wire transfers deposited or in transit for the account of the Companies, other deposits in transit and other credits in-process issued or initiated by the Companies as of the Determination Time; provided that, in the case of clause (a), Cash shall not be reduced by issued but uncleared checks and drafts written or issued to the extent such amounts are reflected as a current liability in the determination of Working Capital, Indebtedness or Seller Transaction Expenses.
“Charges” shall have the meaning set forth in Section 6.6(c).
“Claims Notice” shall have the meaning set forth in Section 7.4(b).
“Closing” shall mean the closing of the sale, purchase and transfer of the Equity Securities contemplated hereby.
“Closing Date” shall have the meaning set forth in Section 2.2(a).
“Closing Date Statement” shall have the meaning set forth in Section 2.4(c).
“Code” shall mean the United States Internal Revenue Code of 1986 (including any successor Law thereto).
“Company” or “Companies” shall have the meaning set forth in the Preamble.

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“Company Employment Agreement” shall have the meaning set forth in Section 4.10(e).
“Company Fundamental Representations” means the representations and warranties of the Companies contained in Section 4.1 (other than the last sentence of Section 4.1(a)), Section 4.2 and Section 4.16.
“Company Intellectual Property” shall have the meaning set forth in Section 4.6(a).
“Company Released Matters” shall have the meaning set forth in Section 7.11(b).
“Company Software” shall have the meaning set forth in Section 4.6(e).
“Confidential Information” shall have the meaning set forth in Section 6.7(c).
“Confidentiality Agreement” shall mean the Confidentiality and Non-Disclosure Agreement, dated September 14, 2020, between TerraSmart and Gibraltar Industries, Inc., as modified by paragraph 13 of that certain Letter of Intent, dated as of October 5, 2020, among Gibraltar Industries, Inc. and the Companies, in each case relating to the transactions contemplated hereby.
“Continuing Employees” shall have the meaning set forth in Section 6.2(a).
“Contract” shall mean any written or material oral contract, note, bond, mortgage, indenture or other agreement that, in each case, is legally binding.
“Cost Information” shall have the meaning set forth in Section 7.9(c).
“Customer Advances” means, as of any date, the sum of (a) the aggregate amount, determined as of such date, of the payments received by the Companies as deposits from customers and (b) the aggregate amount of the deferred revenues of the Companies as of any such date arising from advance payments received by the Companies from customers relating to future software or maintenance fees which are unearned as of such date; provided, that the amounts contemplated by each of clauses (a) and (b) shall be reduced by:
(i)    the portion(s) thereof that have been spent by the Companies as of such date in support of the initiation of projects for such customers;
(ii)    the portion(s) thereof for which either Company has recorded corresponding amounts representing issued and outstanding customer deposits in accounts receivable on the balance sheet of the Companies as of such date that are directly related to such customer deposits as of such date in respect of projects for such customers;
(iii)    the portion(s) thereof that have been spent by the Companies as of such date in support of the initiation of projects for such customers and have resulted in (A) revenue recognition, (B) the recording of costs and estimated earnings in excess of billings as reported on the balance sheet of either Company as of such date or (C) the

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recording of billings in excess of costs/revenues as reported on the balance sheet of either Company as of such date; provided, that any amounts spent by the Companies in support of the initiation of projects that have already resulted in a corresponding reduction to the customer deposit liability as reported on the balance sheet of either Company and for which the corresponding revenue recognition did not result in project billings or cash collections incremental to customer deposit amounts invoiced or collected in Cash by the Companies as of such date shall be excluded from this subclause (iii);
(iv)    the portion(s) thereof that have been spent by the Companies as of such date in support of the initiation of projects for such customers and are recorded in inventory as reported on the balance sheet of either Company as of such date; provided, that any amounts included in this subclause (iv) shall (A) have been paid in cash and not accrued on the balance sheet of the Companies as of such date in accounts payable and (B) be supported by documentation evidencing such treatment, including, but not limited to purchase orders, work orders, vendor purchase orders and shipping logs; and
(v)    the amount of the estimated final project gross profit on the portion(s) thereof for which either Company has recorded a corresponding account receivable related to revenue generated by either Company as of such date in respect of projects for such customers; provided, that any amounts of gross profit that have already resulted in a corresponding reduction to the customer deposit liability as reported on the balance sheet of either Company and for which the corresponding revenue recognition did not result in project billings or cash collections incremental to customer deposit amounts invoiced of collected in Cash by the Companies as of such date shall be excluded from this subclause (v).
An illustrative calculation of Customer Advances estimated as of the date of the Latest Balance Sheets is set forth on Exhibit C attached hereto, and the amount of Customer Advances as of any specified date shall be determined in accordance therewith and in accordance with this definition.
“Customer Backlog Order” and “Customer Backlog Orders” shall have the meaning set forth in Section 4.20(c).
“Customer Deposit Working Capital Exclusions” shall have the meaning set forth in the Accounting Principles.
“Deloitte” shall mean Deloitte Corporate Finance LLC.
“Deloitte Engagement Letter” shall mean that certain engagement letter, dated as of December 11, 2019, between Deloitte and TerraSmart.
“Deloitte Pay-Off Letter” shall mean a pay-off and termination letter, in form and content reasonably acceptable to Buyer and Sellers’ Representative, executed by Deloitte and delivered to Sellers’ Representative and Buyer at the Closing.

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“Determination Time” shall mean 11:59 p.m. (Eastern Time) on the Closing Date; provided that, notwithstanding the foregoing, all effects arising from the consummation of the transactions contemplated hereby, as well as any transaction outside the ordinary course of business that is taken on the Closing Date by either Company at the direction of Buyer or any of its Affiliates will be disregarded for the purpose of making any determination as of the Determination Time.
“Disclosure Schedule” shall mean the Disclosure Schedule delivered by Sellers’ Representative and the Companies to Buyer on the date of this Agreement, as amended, modified or supplemented in accordance with the terms of this Agreement.
“Disputed Item” shall have the meaning set forth in Section 2.4(e).
“Dollar” or “$” shall mean the lawful currency of the United States of America.
“Employees” shall mean any individuals employed by either of the Companies including, for the avoidance of doubt, each employee who is considered to be a co-employee of one of the Companies and Paychex based on certain professional employer organization services provided to the Companies by Paychex.
“Employment Agreement” means an employment agreement, made and entered into on the Closing Date by and between TerraSmart and each of Ryan C. Reid, Brent Franks, Jason File, Renee Roggow and Michael Faraone, in each case on terms that are mutually satisfactory to Buyer and such individual.
“Enforceability Exceptions” shall mean principles of equity and bankruptcy, insolvency, reorganization, moratorium, receivership and similar Laws affecting the enforcement of creditors’ rights generally.
“Environment” shall mean the indoor and outdoor environment, including, but not limited to, ambient air, surface water, drinking water, groundwater, land surface, subsurface strata, vegetative and biological resources and river sediment.
“Environmental Law” shall mean any applicable Law relating to the Environment or Hazardous Substances and any applicable Permits under any such Laws, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”) 42 U.S.C. § 9601 et seq., the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act (“RCRA”) 42 U.S.C. § 6901 et seq., the Toxic Substances Control Act (“TSCA”) 15 U.S.C. § 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. § 5101 et seq., the Endangered Species Act, 16 U.S.C. § 1531 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (but only to the

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extent that it regulates occupational exposure to Hazardous Substances) and any state, local or foreign counterparts or equivalents.
“Environmental Reports” shall have the meaning set forth in Section 4.14(a).
“Equity Securities” shall have the meaning set forth in the Recitals.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“Escrow Account” shall have the meaning set forth in Section 2.3(b)(i).
“Escrow Agent” shall mean Citibank N.A. or another financial institution designated by Sellers’ Representative and Buyer.
“Escrow Agreement” shall mean the Escrow Agreement, dated the Closing Date, among Sellers’ Representative, the Escrow Agent and Buyer.
“Escrow Amount” shall mean an amount equal to the Adjustment Escrow Amount plus the Indemnity Escrow Amount plus the Project Indemnity Escrow Amount.
“Estimated Assumed Indebtedness” shall have the meaning set forth in Section 2.4(a).
“Estimated Cash” shall have the meaning set forth in Section 2.4(a).
“Estimated Customer Advances” shall have the meaning set forth in Section 2.4(a).
“Estimated Unpaid Seller Transaction Expenses” shall have the meaning set forth in Section 2.4(a).
“Estimated Working Capital” shall have the meaning set forth in Section 2.4(a).
“Excess Purchase Price” shall have the meaning set forth in Section 2.4(i).
“Excess Recovery” shall have the meaning set forth in Section 7.7(c).
“Excluded Purchase Orders” means the Contracts set forth on Schedule 1.1(b) of the Disclosure Schedule.
“Family Member” means, with respect to any natural person, any spouse, sibling, parent or child of such natural person.
“FCPA” shall mean United States Foreign Corrupt Practices Act of 1977, as amended.
“Final Assumed Indebtedness” shall have the meaning set forth in Section 2.4(e).
“Final Cash” shall have the meaning set forth in Section 2.4(e).

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“Final Cost Information” shall have the meaning set forth in Section 7.9(d).
“Final Closing Date Statement” shall have the meaning set forth in Section 2.4(e).
“Final Customer Advances” shall have the meaning set forth in Section 2.4(e).
“Final Estimated Costs” shall have the meaning set forth in Section 7.9(d).
“Final Incurred Costs” shall have the meaning set forth in Section 7.9(d).
“Final Purchase Price” shall have the meaning set forth in Section 2.4(b).
“Final Unpaid Seller Transaction Expenses” shall have the meaning set forth in Section 2.4(e).
“Final Working Capital” shall have the meaning set forth in Section 2.4(e).
“Financial Statements” shall mean (a) the audited consolidated financial statements of the Companies and TerraSmart Management Corp. for each of the fiscal years ended December 31, 2018 and December 31, 2019 (including all notes thereto), consisting of the consolidated balance sheet at each such date and the related consolidated statement of income, equity and cash flows for each fiscal year then ended and (b) the unaudited financial statements of each Company as of September 30, 2020, consisting of (i) the balance sheet of TerraSmart at such date and the related statement of income of TerraSmart for the nine-month period then ended and (ii) the balance sheet of TerraTrak at such date and the related statement of income of TerraTrak for the nine-month period then ended.
“Fraud” shall mean a representation or warranty expressly and specifically made by a Seller in Article 3 or expressly and specifically made by the Companies in Article 4, in each case qualified by the Disclosure Schedule, that, as determined by a final, non-appealable order in a court of competent jurisdiction (a) was materially false when made; (b) was made with the actual knowledge of a Seller (with respect to such a representation or warranty by such Seller in Article 3) or with actual knowledge of a Seller or the Company (with respect to a representation or warranty of the Companies in Article 4) that such representation or warranty was false when made, with the individual making such representation or warranty having an intent to induce Buyer to enter into this Agreement; and (c) was actually and justifiably relied upon by Buyer in entering into this Agreement, which reliance caused Buyer to suffer actual material damage by reason of such actual reliance.
“Fundamental Representations” means the Company Fundamental Representations and the Seller Fundamental Representations.
“Funds Flow Memo” shall have the meaning set forth in Section 2.3(b).
“GAAP” means generally accepted United States accounting principles, determined as of the date hereof.

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“Governing Documents” shall mean the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and bylaws, the “Governing Documents” of a limited partnership are its certificate of limited partnership and limited partnership agreement, and the “Governing Documents” of a limited liability company are its certificate of formation and limited liability company agreement or operating agreement.
“Governmental Authority” shall mean any United States federal, state, local or foreign governmental, regulatory or administrative body, agency or authority, any court or judicial authority or arbitration tribunal, whether national, federal, state or local or otherwise.
“Governmental Order” shall mean any order, judgment, injunction, decree, writ, stipulation, determination, decision, ruling or award, in each case, entered by, with or under the supervision of any Governmental Authority.
“Hazardous Substance” means any substance (whether solid, liquid or gas), material, chemical, waste or pollutant that is regulated under any Environmental Law, or that is defined, listed or regulated as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “pollutant” or “contaminant,” “toxic substance” or any word, term or phrase of similar meaning or regulatory effect: under any Environmental Law, including, without limitation: asbestos or asbestos containing materials, radioactive materials, lead and polychlorinated biphenyls, petroleum or petroleum product, mold, mycotoxin, urea formaldehyde foam insulation and radon gas.
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Income Tax” shall mean any Tax measured by or imposed on net income (however denominated), including any interest, penalty or addition thereto, whether disputed or not.
“Indebtedness” shall mean, as of any particular time with respect to the Companies, without duplication, (a) the unpaid principal amount of, and related accrued interest on, all indebtedness for borrowed money (whether evidenced by a note, bond, debenture or other security or similar instrument), including any prepayment penalties or premium, make-whole payments, indemnities, breakage costs (including breakage fees payable on termination of the arrangements), fees and other costs and expenses associated with the repayment of any such indebtedness, (b) reimbursement obligations under all letters of credit solely to the extent drawn upon, (c) all obligations of the Companies, contingently or otherwise, as obligor, guarantor or otherwise under equipment leases required in accordance with GAAP to be capitalized on a balance sheet of the Companies; (d) indebtedness for the deferred purchase price of property or services with respect to which either of the Companies is liable, contingently or otherwise, as obligor or otherwise, but expressly excluding amounts due and owing by the Companies (x) for the purchase of inventory in the Ordinary Course of Business; (y) under the terms of the Excluded Purchase Orders; or (z) under the terms of the business services subscription arrangements identified in Schedule 1.1(c) of the Disclosure Schedule or, to the extent not

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identified in Schedule 1.1(c), which services do not exceed, in the aggregate, $50,000; and (e) other than the TerraSmart Guaranty, all guarantees provided by the Companies in respect of the indebtedness or obligations referred to in clauses (a) through (d). Notwithstanding the foregoing, “Indebtedness” shall not include any obligation in respect of (i) reimbursement obligations arising under letters of credit to the extent not drawn upon, (ii) the TerraSmart Guaranty, (iii) non-cancellable purchase commitments for inventory in the Ordinary Course of Business, the Excluded Purchase Orders, the business services subscription arrangements identified in Schedule 1.1(c) of the Disclosure Schedule and, to the extent not identified on Schedule 1.1(c), any other business service subscriptions that do not exceed, in the aggregate, $50,000, (iv) reimbursement obligations arising under surety bonds and performance bonds, (v) accounts payable incurred in the Ordinary Course of Business, (vi) leases that are not required in accordance with the Accounting Principles to be capitalized on a balance sheet of the Companies, (vii) intercompany indebtedness and other balances between or among the Companies, (viii) any derivative, hedging, swap and similar instruments, (ix) any amounts that constitute Seller Transaction Expenses or Customer Advances or are reflected in Working Capital or (x) any indebtedness incurred by or on behalf of Buyer.
“Indemnifiable Project” shall have the meaning set forth in Section 7.9.
“Indemnitor” shall have the meaning set forth in Section 7.4(b).
“Indemnity Escrow Amount” shall mean an amount equal to $1,100,000 to be held in accordance with the Escrow Agreement.
“Indemnity Escrow Fund” shall mean the Indemnity Escrow Amount and any interest or earnings accrued thereon.
“Initial Purchase Price” shall have the meaning set forth in Section 2.3(a).
“Insurance Policies” shall have the meaning set forth in Section 4.8.
“Intellectual Property” means all proprietary rights and intellectual property owned by either Company or used by either Company in connection with the Business, including, without limitation, all patents, patent applications, patent disclosures, inventions and invention disclosures (whether or not patentable and whether or not patented, applied for or reduced to practice); all trademarks, service marks, logos, slogans, tag lines, trade dress, trade names and all good will associated with any of the forgoing (whether or not registrable and whether or not registered or applied for); all registered and unregistered statutory and common law copyrights and works of authorship, whether or not registrable; all registrations, applications extensions, divisions, reissues, re-examinations, continuations, continuations-in-part, publications, derivative works, rights of priority, and renewals of or for any of the foregoing, and all searches, correspondence and records of prosecution relating thereto; all trade secrets, confidential information, ideas, concepts, formulae, compositions, know-how, manufacturing and production process information and techniques, routing sheets, work standards, shop rights, research and development data and information, designs and drawings, specifications, plans, improvements, proposals, technical and computer data; social media accounts, handles and related content,

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uniform resource locators, domain names, web pages, websites and related content; software development environments and development tools, documentation and Software including both source code and object code whether for internal production or for commercial use by customers; and licenses for or rights to use any of the above.
“Knowledge of the Companies” shall mean the actual knowledge of Ryan Reid, Brent Franks, Jason File, Renee Roggow and, solely for purposes of Section 4.19 and Section 4.22, Michael Faraone, in each case after reasonable inquiry of all relevant employees of the Companies who would reasonably be expected to have actual knowledge of the matters in question.
“Latest Balance Sheets” shall mean the unaudited balance sheets of each Company, dated as of September 30, 2020.
“Law” shall mean any laws, statutes, orders, rules, regulations and ordinances of Governmental Authorities, and judgments, decisions or orders entered by any Governmental Authority.
“Leased Real Property” shall have the meaning set forth in Section 4.15(a).
“Liabilities” or “Liability” means any direct or indirect liability, Indebtedness, obligation, commitment, expense, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued or unaccrued, absolute or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, whenever arising, including all costs and expenses relating thereto, including, without limitation, all liabilities, indebtedness and obligations arising under any Law, Action, Governmental Order or any award of any arbitrator or any kind, and all liabilities, indebtedness and obligations arising under any Contract, commitment or undertaking .
“Lien” shall mean any lien, encumbrance, mortgage, charge, claim, restriction, pledge, security interest, conditional sale agreement, option to purchase, lease or otherwise acquire any interest, restriction on transfer of title or voting, adverse claim of ownership or use, right of refusal, preemption right, title defect, easement, deed of trust, right of way, covenant or encroachment or other encumbrance of any kind.
“Loss” shall mean any and all liabilities, losses, Taxes, costs and expenses (including reasonable and documented fees and expenses of counsel), settlement payments, judgments, fines, penalties, damages, or other charges.
“Mark” shall have the meaning set forth in Section 4.6(a).
“Material Adverse Effect” shall mean a material adverse effect on the financial condition or results of operations of the Companies, taken as a whole; provided, however, that, except as otherwise provided below, none of the following and no change, event or occurrence (directly or indirectly) arising out of or resulting therefrom shall, either alone or in combination, constitute or be taken into account in determining whether a Material Adverse Effect has occurred: (a) general economic, business, political, industry, trade or credit, financial or capital market conditions

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(whether in the United States or internationally), including any conditions affecting generally the industries or markets in which the Companies operate; (b) earthquakes, tornados, hurricanes, floods, acts of God and other force majeure events; (c) any Public Health Event; (d) acts of war (whether declared or not declared), sabotage, terrorism, military actions or the escalation thereof; (e) any changes or prospective changes in Law, regulations or accounting rules, including the interpretations thereof, or any changes after the date hereof in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, trade or political conditions; (f) strikes, slowdowns or work stoppages; (g) the taking of any action required or permitted by this Agreement or the Related Agreements; (h) the negotiation, entry into or public announcement of this Agreement or pendency of the transactions contemplated by this Agreement, including as a result of the identity of Buyer; (i) the breach of this Agreement, any Related Agreement or the Confidentiality Agreement by Buyer; (j) the taking of any action at the request of, or with the approval from, Buyer; (k) any matter set forth in the Disclosure Schedule; (l) actions required to be taken under Law or any Material Contracts; (m) the actions or omissions of Buyer; and (n) the failure by the Companies to meet any projections, estimates or budgets for any period prior to, on or after the date of this Agreement (it being understood that the underlying causes of such failure to meet projections will, if they are not otherwise excluded from the definition of “Material Adverse Effect”, be taken into account in determining whether a Material Adverse Effect has occurred); provided that, notwithstanding the foregoing, the each of the changes, events or occurrences described in clauses (a), (b), (c) (other than in respect of the outbreak or escalation of the COVID-19 coronavirus pandemic), (d), (e) and (f) above shall be taken into consideration in determining if a Material Adverse Effect has occurred if and to the extent that the impact of any such changes, events or occurrences on the Companies is materially disproportionate to the impact of any such changes, events or occurrences on corporations or other entities engaged in the substantially the same industry as the Companies.
“Material Contracts” shall have the meaning set forth in Section 4.7(a).
“Mayer Brown” shall mean Mayer Brown LLP and its associated legal practices that are separate entities.
“New Lease Agreements” means: (a) an amendment and restatement of that certain lease, dated as of June 2, 2017, made by and between TerraSmart Holdings LLC and TerraSmart and relating to the leasing by TerraSmart of the real property and improvements located at 1000 Buckeye Park, Columbus, Ohio 43207, the terms of which amendment and restatement shall be mutually agreeable to TerraSmart Holdings LLC and the Buyer; and (b) an amendment and restatement of that certain lease, dated as of March 1, 2019, made by and between TerraSmart Holdings II LLC and TerraSmart and relating to the leasing by TerraSmart of the real property and improvements located at 14590 Global Parkway, Fort Myers, Florida, 33913, the terms of which amendment and restatement shall be mutually agreeable to TerraSmart Holdings II LLC and the Buyer.
“Objection Notice” shall have the meaning set forth in Section 2.4(e).
“Outstanding Claim” shall have the meaning set forth in Section 7.6.

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“Ordinary Course of Business” means an action taken by a Person that is consistent in all material respects in nature, scope, and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person. Any action reasonably required to be taken to ensure compliance with any Public Health Measures shall be deemed to be taken in the Ordinary Course of Business.
“Parties” shall have the meaning set forth in the Preamble.
“Paychex” means Paychex Business Solutions, LLC and its Affiliates.
“Paychex Benefit Plans” shall have the meaning set forth in Section 4.9(a).
“Payoff Statement” has the meaning set forth in Section 2.2(b)(viii).
“Permits” shall have the meaning set forth in Section 4.13(b).
“Permitted Liens” shall mean (a) Liens for Taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings; (b) Liens imposed by Law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising or incurred in the Ordinary Course of Business for amounts which are not yet due and payable or which are being contested in good faith, but only to the extent that all such Liens can be released by payment of an aggregate amount not to exceed $100,000.00; (c) Liens arising under worker’s compensation, unemployment insurance, social security, retirement or similar legislation or to secure public or statutory obligations; (d) all matters of record relating to real property, including survey exceptions, reciprocal easement agreements and other encumbrances on title to real property; provided that, such matters do not materially interfere with the use by the Companies of any Leased Real Property to which such matters apply; (e) with respect to any real property, all zoning, entitlement, building, conservation restrictions and other land use and environmental regulations applicable to such real property located in the state, county and municipality in which the Leased Real Property is located; provided that, such matters do not materially interfere with the use by the Companies of the Leased Real Property to which such matters apply; (f) Liens that affect the underlying fee interest of any Leased Real Property; provided that, such Liens do not materially interfere with the use by the Companies of the Leased Real Property; (g) licenses of Intellectual Property granted in the Ordinary Course of Business; (h) Liens on goods in transit incurred pursuant to documentary letters of credit; (i) deposits to secure the performance of bids, Contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the Ordinary Course of Business; (j) Liens securing the obligations of the Companies under or in respect of Assumed Indebtedness; (k) any restriction on transfer arising under any applicable securities laws; and (l) Liens set forth in Schedule 1.1(d) of the Disclosure Schedule.
“Person” shall mean an individual, corporation, partnership, joint venture, trust, association, estate, joint stock company, limited liability company, Governmental Authority or any other entity of any kind.

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“Policy Limit” means $22,000,000.
“Pre-Closing Period” shall mean any Taxable period ending on or before the Closing Date.
“Pre-Closing Statement” shall have the meaning set forth in Section 2.4(a).
“Project Costs” means (a) the sum of (i) the reasonable and documented direct costs and expenses incurred by the Companies in connection with the Companies’ performance of the Service Obligations with respect to each Indemnifiable Project, including the Companies’ costs of labor, materials, travel, housing and other direct costs associated with such Service Obligations, (ii) liquidated damages, if any, required to be paid by the Companies to a customer in connection with an Indemnifiable Project to the extent such liquidated damages relate to the issue giving rise to the Service Obligations associated with such Indemnifiable Project and (iii) other amounts which TerraSmart may be obligated to pay to a customer in connection with an Indemnifiable Project pursuant to the terms of the Contract setting forth the terms of the Companies’ obligations with respect to such Indemnifiable Project, in the case of this clause (iii) solely to the extent such payment relates to the issue giving rise to the Service Obligations associated with such Indemnifiable Project minus (b) the amount of any Project Cost Offsets. For the avoidance of doubt, “Project Costs” shall not include costs, expenses or other amounts incurred by the Companies in connection with any Indemnifiable Project that are unrelated to the Service Obligations specified with respect to such Indemnifiable Project.
“Project Cost Offsets” means, with respect to the Companies’ Service Obligations in respect of any Indemnifiable Project, the portion of any costs and expenses incurred by the Companies in connection with the performance of such Service Obligations that the Companies recover, whether from vendors, customers or other Persons responsible for or associated with such Service Obligations, in the form of credits against or discounts on future orders by the Companies, rebates from such Persons, direct repayments to the Companies from such Persons, change orders entered into with such Persons, warranty claims recovered by the Companies against such Persons or other reimbursements realized by the Companies from such Persons that are intended to compensate the Companies’ performance of the Service Obligations, in each case to the extent quantifiable and solely to the extent relating to such Service Obligations for such Indemnifiable Project, in each case, net of reasonable fees and expenses of outside legal counsel, if any, incurred to recover any such costs and expenses.
“Project Indemnity Escrow Amount” shall mean an amount equal to $2,500,000 to be held in accordance with the Escrow Agreement.
“Project Indemnity Escrow Fund” shall mean the Project Indemnity Escrow Amount and any interest or earnings accrued thereon.
“Pro Rata Percentage” means, with respect to each Seller, such Seller’s percent ownership interest of the Companies, as set forth opposite such Seller’s name on Exhibit A hereto.

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“Protected Communications” shall mean, at any time, any and all communications in whatever form, whether written, oral, video, electronic or otherwise, that shall have occurred between or among any of Sellers, the Companies or any of their respective Associated Persons (including Mayer Brown) relating to or in connection with this Agreement, the events and negotiations leading to this Agreement, any of the transactions contemplated herein or any other potential sale or transfer of control transaction involving the Companies.
“Public Health Event” shall mean any disease outbreak, cluster, epidemic, pandemic or plague, regardless of stage, including the outbreak or escalation of the COVID-19 coronavirus pandemic.
“Public Health Measures” shall mean any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Governmental Order, Action, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to the outbreak or escalation of the COVID-19 pandemic or any other Public Health Event.
“Purchase Price” shall have the meaning set forth in Section 2.3(b).
“R&W Insurance Policy” shall mean that certain buyer-side representation and warranty insurance policy issued by the R&W Insurer as of the date hereof, Policy No. 20BC1-0565-0138, naming Buyer as a named insured and providing that the R&W Insurer thereunder (a) waives, and agrees not to pursue, directly or indirectly, any subrogation rights against Sellers, the Companies or any of their respective Associated Persons (other than in the case of Fraud) with respect to any claim made by any insured thereunder and (b) agrees that Buyer shall have no obligation to pursue any claim against Sellers, the Companies or any of their respective Associated Persons in connection with any Loss thereunder.
“R&W Insurer” shall mean Vale Insurance Partners and any successor thereof under the R&W Insurance Policy.
“Real Property Leases” shall have the meaning set forth in Section 4.15(a).
“Referral Firm” shall have the meaning set forth in Section 2.4(h).
“Registered Intellectual Property” shall have the meaning set forth in Section 4.6(a).
“Related Agreement” shall mean the Escrow Agreement, the Employment Agreements and the New Lease Agreements. The Related Agreements executed by a specified Person shall be referred to as “such Person’s Related Agreements,” “its Related Agreements” or another similar expression.
“Related Party” means any member of either Company, any Affiliate of either Company (other than the Companies), any manager or managing member of either Company and any Seller Related Party.

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“Related Party Indebtedness” means, without duplication, any and all indebtedness of either Company for payment of any amount to any Related Party.
“Release” shall mean any spilling, emitting, emptying, escaping, pouring, leaking, pumping, injecting, disposal, dumping, discharging or leaching into the environment.
“Release Date” shall have the meaning set forth in Section 7.1(a).
“Representative Holdback Amount” shall mean $1,500,000.
“Response Action” shall mean any action taken to investigate, abate, remediate, remove or mitigate any Release of Hazardous Substances, including any action that would be a response as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended at the date of Closing, 42 U.S.C. §9601(25).
“Retained Escrow Amount” shall have the meaning set forth in Section 7.6.
“Securities Act” shall mean the Securities Act of 1933.
“Seller” or “Sellers” shall have the meaning set forth in the Preamble.
“Seller Fundamental Representations” shall mean the representations and warranties of Sellers contained in Section 3.1, Section 3.2 and Section 3.5.
“Seller Group Members” has the meaning set forth in Section 8.15.
“Seller Related Party” means, any Affiliate of such Seller (including any trust and excluding either Company) and the spouse, children, parents or siblings of such Seller.
“Seller Released Matters” shall have the meaning set forth in Section 7.11(a).
“Seller Releasee” shall have the meaning set forth in Section 7.11(a).
“Seller Releasor” shall have the meaning set forth in Section 7.11(b).
“Seller Transaction Expenses” shall mean (a) all transaction fees and expenses incurred or payable by or on behalf of the Companies in respect of this Agreement and the transactions contemplated hereby, including those of all attorneys, accountants, actuaries, consultants, experts or other professionals, if any, engaged by or on behalf of the Companies in respect of this Agreement and the transactions contemplated hereby; and (b) bonuses, retention payments and other change-of-control payments made to employees by the Companies in connection with this Agreement and the transactions contemplated hereby, including, the employer portion of any payroll Taxes associated with any such payments and the amount of any employer matching or other employer contributions required to be made to any Benefit Plans or to the Paychex Benefit Plan in connection with such payments, without regard to the date on which such payroll Taxes or Benefit Plan or Paychex Benefit Plan payments are due (but excluding, for the avoidance of doubt, any “double-trigger” severance or similar payments caused by actions taken by Buyer or

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the Companies at or after the Closing). For the avoidance of doubt, Seller Transaction Expenses shall include all amounts payable pursuant to Sections 2.3(b)(ii) and 2.3(b)(iv). Notwithstanding anything to the contrary herein, “Seller Transaction Expenses” shall exclude any costs, fees and expenses (i) related to or incurred in connection with (A) the R&W Insurance Policy, (B) incurred by the Buyer in connection in connection with filings and submissions under the HSR Act (but shall include, for the avoidance of doubt, any fees or expenses of counsel or other third parties engaged by the either Company or the Sellers in connection with any filings or submissions made to obtain the Antitrust Approvals) or (C) any debt financing by or on behalf of Buyer; or (ii) to the extent incurred by or at the direction of Buyer, its Affiliates or representatives for the transactions contemplated by this Agreement and the Related Agreements or any other liabilities or obligations incurred or arranged by or on behalf of Buyer, its Affiliates or representatives in connection with such transactions.
“Sellers’ Representative” shall have the meaning set forth in the Preamble.
“Service Obligation” shall have the meaning set forth in Section 7.9(a).
“Service Obligation Cost Statement” shall have the meaning set forth in Section 7.9(c).
“Software” means any and all computer software and code, including all new versions, updates, revisions, improvements, and modifications thereof, whether in source code, object code, or executable code format, including systems software, application software (including mobile apps), firmware, middleware, programming tools, scripts, routines, interfaces, libraries, and databases, and all related specifications and documentation, including developer notes, comments and annotations, user manuals, and training materials relating to any of the foregoing.
“Specified Courts” shall have the meaning set forth in Section 8.9.
“Straddle Period” shall mean any Taxable period beginning on or before the Closing Date and ending after the Closing Date.
“Subsidiaries” shall mean, with respect to any Person, any and all corporations, partnerships, limited liability companies and other entities with respect to which such Person, directly or indirectly, owns securities having the power to elect a majority of the board of directors or similar body governing the affairs of such entity.
“Target Working Capital” shall mean $15,069,938.
“Targeted Customers” shall have the meaning set forth in Section 6.7(b).
“Tax” (and, with correlative meaning, “Taxes,” “Taxable” and “Taxing”) shall mean any United States federal, state or local or non-United States net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital stock, net worth, withholding, payroll, estimated, employment, disability, excise, goods and services, severance, stamp, occupation, premium, property, social security, environmental (including Code section 59A), alternative or add-on, value added, escheat, registration, windfall profits,

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composite payment or other taxes, duties, charges, fees, levies or other assessments imposed by any Governmental Authority, including any interest, penalties or additions to tax incurred under Law with respect to taxes.
“Tax Contest” shall have the meaning set forth in Section 6.4(d).
“Tax Returns” shall mean any report, declaration, claim for refund, return (including any information return), declaration or other filing required or permitted to be supplied to any Taxing authority or jurisdiction with respect to Taxes, including any amendments or attachments to such reports, returns, declarations or other filings.
“Terminated Affiliate Contracts” means the Contracts set forth in Schedule 1.1(e) of the Disclosure Schedule.
“TerraSmart” shall have the meaning set forth in the Preamble.
“TerraSmart Equity Securities” shall have the meaning set forth in the Recitals.
“TerraSmart Guaranty” shall mean that certain Commercial Guaranty, dated as of October 2, 2015, delivered by TerraSmart in favor of JPMorgan Chase Bank, NA in respect of certain obligations of TerraSmart Holdings LLC.
“TerraTrak” shall have the meaning set forth in the Preamble.
“TerraTrak Equity Securities” shall have the meaning set forth in the Recitals.
“Third Party Claim” shall have the meaning set forth in Section 7.4(c).
“Third Party Company Intellectual Property” shall have the meaning set forth in Section 4.6(b).
“Top Customer” shall have the meaning set forth in Section 4.20(b).
“Top Supplier” shall have the meaning set forth in Section 4.20(a).
“Transfer Taxes” shall have the meaning set forth in Section 6.4(c).
“Unfinished Service Obligations” shall have the meaning set forth in Section 7.9(c).
“Unpaid Seller Transaction Expenses” shall mean the amount of any Seller Transaction Expenses incurred on or prior to the Closing that is not paid on or prior to the Closing Date and which remains an obligation of the Companies; provided, however, that any Seller Transaction Expenses included or reflected in the determination of Working Capital or in Assumed Indebtedness shall not be considered Unpaid Seller Transaction Expenses hereunder.
“WARN Act” shall mean the Worker Adjustment and Retraining Notification Act of 1988.

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“Working Capital” shall mean (a) all current assets of the Companies minus (b) all current liabilities of the Companies, in each case, calculated as of a specified date and time in accordance with the Accounting Principles and including only those line items that are included in (and excluding any line items specifically excluded from) the example calculation of Working Capital set forth on Exhibit D; provided, however, that in no event will the determination of “Working Capital” include (i) Cash of the Companies, (ii) Income Tax assets or liabilities of the Companies, (iii) any intercompany indebtedness and other balances between or among the Companies, (iv) any accounts receivable or other amounts due to either of the Companies from Related Parties, (v) any accounts payable or other amounts payable by either of the Companies to Related Parties, or (vi) Indebtedness, Related Party Indebtedness, Customer Deposit Working Capital Exclusions, Seller Transaction Expenses or other items taken into account in determining the Initial Purchase Price or Final Purchase Price or otherwise paid under Section 2.3(b). An illustrative calculation of Working Capital determined as of the date of the Latest Balance Sheets is set forth on Exhibit D attached hereto.
Article 2

Purchase and Sale
2.1    Purchase and Sale of the Equity Securities
. At the Closing, upon the terms and subject to the conditions set forth herein, Sellers shall sell, transfer, convey and assign to Buyer and Buyer shall purchase from Sellers, all of Sellers’ right, title and interest in and to all of the Equity Securities, for the consideration specified in Section 2.3.
2.2    Closing
.
(a)    The Closing shall take place at the offices of Mayer Brown LLP, 1221 Avenue of the Americas, New York, New York 10020, at 9:00 A.M. (Eastern Time), on the date hereof or

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on such other date, and at such other time and place, as may be agreed in writing by Buyer and Sellers’ Representative; provided, however, that the Closing may occur remotely by exchange of documents and signatures via email or other manner as may be mutually agreed upon by Buyer and Sellers’ Representative. Except as otherwise set forth herein, all actions to be taken and all documents to be executed and delivered by all Parties at the Closing will be deemed to have been taken and executed simultaneously and no actions will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”
(b)    At or prior to the Closing, Sellers’ Representative shall deliver, or cause to be delivered, the following to Buyer:
(i)    with respect to each Seller, a duly executed original instrument of transfer of the Equity Securities owned by such Seller, providing for the sale, transfer and conveyance of such Equity Securities to the Buyer, in a form reasonably satisfactory to Buyer;
(ii)    the Escrow Agreement, duly executed by Sellers’ Representative and the Escrow Agent;
(iii)    the Deloitte Pay-Off Letter, duly executed by the parties thereto;
(iv)    the Employment Agreements, duly executed by the individuals with whom TerraSmart is required to enter into an Employment Agreement at the Closing, as provided for in Section 2.2(c);
(v)    the New Lease Agreements, duly executed, as the case may be, by TerraSmart Holdings LLC and TerraSmart Holdings II LLC;
(vi)    a certificate of good standing for each Company from its jurisdiction of incorporation, in each case issued within five (5) Business Days of the Closing Date;
(vii)    an Internal Revenue Service Form W-9 stating that each Seller is not a “foreign” person within the meaning of Section 1445 or Section 1446 of the Code;
(viii)    a written statement from each Person to whom either Company owes Indebtedness as of the Closing, including any Related Party Indebtedness but excluding any Assumed Indebtedness (each such written statement being hereinafter a “Payoff Statement”), which Payoff Statements shall be in form and substance reasonably acceptable to the Buyer, and shall include, as to each such Person, the full amount (or a methodology for calculating the full amount) which is to be paid on the Closing Date;
(ix)    evidence reasonably satisfactory to Buyer and its counsel that written notification of the proposed occurrence of the transactions contemplated by this Agreement has been provided to: (A) Grasshopper Energy LLC; and (B) BNRG Maine Phase I LLC;

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(x)    evidence, reasonably satisfactory to Buyer that all Liabilities of TerraSmart arising under the terms of the TerraSmart Guaranty have been fully and unconditionally released and discharged; and
(xi)    evidence, reasonably satisfactory to Buyer and its counsel that (A) the Insurance Policy with respect to directors’ and officers’ liability has been amended to terminate the Companies as insureds thereunder and (B) all of the other Insurance Policies have been amended to terminate as insureds thereunder any Affiliate of either Company.
(c)    At or prior to the Closing, Buyer shall deliver, or cause to be delivered, the following to Sellers:
(i)    the Initial Purchase Price specified in Section 2.3(a) (after taking into account the payments set forth in clauses (i) through (v) of Section 2.3(b)), by wire transfer of immediately available funds to such account or accounts as are designated in the Funds Flow Memo;
(ii)    the Escrow Agreement duly executed by Buyer;
(iii)    the Employment Agreements, duly executed by TerraSmart;
(iv)    the New Lease Agreements, duly executed by TerraSmart; and
(v)    a binder agreement, duly executed by the R&W Insurer, in form and substance reasonably acceptable to Sellers and Mayer Brown, containing the terms upon which the R&W Insurer is obligated to issue the R&W Insurance Policy.
2.3    Payment of Initial Purchase Price
.
(a)    For purposes of this Agreement, the “Initial Purchase Price” will be an aggregate amount equal to:
(i)    Two Hundred Twenty Million Dollars ($220,000,000.00);
(ii)    plus, Estimated Cash;

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(iii)    plus, the difference between the Target Working Capital and the Estimated Working Capital, expressed as (A) a positive number if the Estimated Working Capital is greater than the Target Working Capital, or (B) a negative number if the Estimated Working Capital is less than the Target Working Capital;
(iv)    minus, Estimated Assumed Indebtedness;
(v)    minus, Estimated Customer Advances; and
(vi)    minus, Estimated Unpaid Seller Transaction Expenses.
(b)    The Initial Purchase Price shall be set forth on the Pre-Closing Statement and be subject to adjustment as provided in Section 2.4. The Initial Purchase Price, as adjusted pursuant to Section 2.4, is referred to herein as the “Purchase Price.” At the Closing, Buyer shall apply and pay an aggregate amount equal to the sum of the Initial Purchase Price as follows:
(i)    to pay and deposit the Escrow Amount to the escrow account established under the Escrow Agreement (the “Escrow Account”);
(ii)    to pay, or cause to be paid, to the Sellers’ Representative the Representative Holdback Amount;
(iii)    to pay all fees and expenses due and payable at Closing pursuant to the Deloitte Engagement Letter, as such amounts are set forth in the Deloitte Pay-Off Letter;
(iv)    to pay or cause to be paid to each Person entitled to any Seller Transaction Expenses, the amount of Seller Transaction Expenses payable to such Person as such amounts are set forth in the Funds Flow Memo (which Seller Transaction Expenses include, for the avoidance of doubt but without duplication, the amounts payable to Deloitte as contemplated by the foregoing clause (iii)); provided, however, that the amount of any transaction bonuses or similar compensatory payments that constitute Seller Transaction Expenses shall be paid to one or more accounts of the Companies, for further payment (which Buyer will cause the applicable Companies to make) to the recipients of such payments through the applicable Companies’ (or Paychex’s, as applicable) ordinary course payroll system, subject to any applicable withholding, in each case as further set forth in the Funds Flow Memo;
(v)    to pay to each Person that has delivered a Payoff Statement to either of the Companies such amounts as are required to be paid to such Person as determined pursuant to the terms of such Payoff Statement; and
(vi)    to pay the balance of the Initial Purchase Price, after taking into account the payments set forth in clauses (i) through (v) of this Section 2.3(b), to Sellers, in accordance with their respective Pro Rata Percentages.
Each of the foregoing payments (other than the Escrow Amount and the Representative Holdback Amount) by Buyer will be considered payments on behalf of the Companies and in

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respect of obligations and liabilities of the Companies. Each of the foregoing payments shall be made by wire transfer of immediately available funds in Dollars to such account or accounts as are indicated by Sellers’ Representative in a “funds flow memo” attached hereto as Exhibit E (the “Funds Flow Memo”).
2.4    Purchase Price Adjustment
.
(a)    Attached hereto as Exhibit F is a written statement certificate (the “Pre-Closing Statement”), executed by the Companies, setting forth (i) their good faith estimates of (A) Cash as of the Determination Time (the “Estimated Cash”), (B) Working Capital as of the Determination Time (the “Estimated Working Capital”), (C) Assumed Indebtedness (the “Estimated Assumed Indebtedness”), (D) Customer Advances as of the Determination Time (the “Estimated Customer Advances”), and (E) Unpaid Seller Transaction Expenses (the “Estimated Unpaid Seller Transaction Expenses”) and (ii) the Initial Purchase Price calculated in accordance with Section 2.3(a).
(b)    Subsequent to the Closing and subject to Section 2.4(c) and Section 2.4(g), the Initial Purchase Price shall be:
(i)    increased by the amount (if any) by which Final Cash exceeds Estimated Cash, or decreased by the amount (if any) by which Estimated Cash exceeds the Final Cash;
(ii)    increased by an amount (if any) by which Final Working Capital exceeds Estimated Working Capital, or decreased by the amount (if any) by which Estimated Working Capital exceeds Final Working Capital;
(iii)    increased by the amount (if any) by which Estimated Assumed Indebtedness exceeds the Final Assumed Indebtedness, or decreased by the amount (if any) by which Final Assumed Indebtedness exceeds Estimated Assumed Indebtedness;
(iv)    increased by the amount (if any) by which Estimated Customer Advances exceeds the Final Customer Advances, or decreased by the amount (if any) by which Final Customer Advances exceeds Estimated Customer Advances; and
(v)    increased by the amount (if any) by which Estimated Unpaid Seller Transaction Expenses exceeds the Final Unpaid Seller Transaction Expenses, or

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decreased by the amount (if any) by which Final Unpaid Seller Transaction Expenses exceeds Estimated Unpaid Seller Transaction Expenses.
The Initial Purchase Price, as so increased or decreased in accordance with this Section 2.4, shall be the “Final Purchase Price” hereunder.
(c)    As soon as reasonably practicable, but not later than ninety (90) calendar days after the Closing Date, Buyer shall prepare and deliver to Sellers’ Representative a statement (the “Closing Date Statement”) of the calculation of Cash, Working Capital and Customer Advances, in each case as of the Determination Time, together with reasonably detailed calculations of Assumed Indebtedness, Unpaid Seller Transaction Expenses and the Final Purchase Price. The Closing Date Statement shall be prepared in good faith on a basis consistent with the Accounting Principles. The Parties agree that (i) in determining the Final Working Capital and the related purchase price adjustment contemplated by this Section 2.4, the purpose is to measure changes in Working Capital, and such process is not intended to permit the introduction of judgments, accounting methods, policies, principles, practices, procedures, assumptions, conventions, categorizations, definitions, techniques (including in respect of management’s exercise of judgment), classifications or estimation methodologies different than the Accounting Principles; (ii) no new class or classes of liabilities, asset reserves, or valuation allowances shall be introduced in the preparation of the Closing Date Statement that were not set forth in the Pre-Closing Statement; (iii) there shall be no additional provision or accrual or increase in any existing provision or accrual included in the Closing Date Statement; (iv) the Closing Date Statement shall not include any purchase accounting or other adjustment arising out of the consummation of the transactions contemplated by this Agreement or the Related Agreements and shall not be impacted by any changes requested by Buyer between the date hereof and the Closing or any action of Buyer or the Companies or any of their respective Affiliates after the Closing; and (v) the calculations of Working Capital shall only include the same line items included in the example calculation set forth in Exhibit D attached hereto; provided that, the restrictions on the content of the Closing Date Statement set forth in clauses (ii), (iii) and (v) above shall not apply to the extent that the existence, as of the Closing Date, of facts or events which were unknown as of the date of the Pre-Closing Statement would, by applying the same management judgments, methodologies, practices, classifications policies and procedures, justify the establishment in the Closing Date Statement of any such new class or classes of liabilities, asset reserves or valuation allowances. If, for any reason, Buyer fails to deliver the Closing Date Statement to Sellers’ Representative within the seventy-five (75) calendar day period contemplated by the first sentence of this Section 2.4(c), then Sellers’ Representative may elect, upon providing written notice to Buyer, that the Pre-Closing Statement delivered by the Companies to Buyer pursuant to Section 2.4(a) be deemed to be the Final Closing Date Statement for all purposes of this Agreement or may otherwise exercise any rights available to Sellers to enforce Buyer’s obligation to deliver the Closing Date Statement.
(d)    In connection with the review of the Closing Date Statement by Sellers’ Representative, Buyer shall provide Sellers’ Representative and its representatives with prompt and reasonable access to the books and records, personnel, facilities and representatives of the Companies. Furthermore, Sellers’ Representative shall have the right to review the work papers

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of Buyer underlying or utilized in preparing the Closing Date Statement and the calculation of the Final Purchase Price; provided, however, that the independent accountants of the Companies, if any, shall not be obligated to make any such work papers available to Sellers’ Representative unless and until Sellers’ Representative has signed a customary confidentiality and hold harmless agreement relating to such access to such work papers in form and substance reasonably acceptable to such independent accountants.
(e)    Within forty-five (45) calendar days after its receipt of the Closing Date Statement, Sellers’ Representative shall inform Buyer in writing either (i) that the Closing Date Statement is acceptable or (ii) of any good faith objection to the Closing Date Statement, setting forth in reasonable detail the basis for such objection and the specific adjustment to amounts, determinations and calculations set forth on the Closing Date Statement that Sellers’ Representative believes should be made (an “Objection Notice”). The deadline for an Objection Notice shall be extended in the case of any undue delay by Buyer in providing Sellers’ Representative access to the books and records, personnel, facilities and representatives of the Companies pursuant to Section 2.4(d) for each day that Buyer delays in providing Sellers’ Representative such access. Any amount, determination or calculation (or any component thereof) contained in the Closing Date Statement and not specifically disputed in a timely delivered Objection Notice shall be final, conclusive and binding on the Parties. If Sellers’ Representative does not timely deliver an Objection Notice with respect to the Closing Date Statement within such forty-five (45) calendar day period, the Closing Date Statement will be final, conclusive and binding on the Parties. If an Objection Notice is timely delivered within such forty-five (45) calendar day period, Buyer and Sellers’ Representative shall negotiate in good faith to resolve each dispute raised therein (each, a “Disputed Item”) and any resolution by them as to any such Disputed Item shall be final, conclusive and binding. If Buyer and Sellers’ Representative, notwithstanding such good faith efforts, fail to resolve any Disputed Item within thirty (30) calendar days after Sellers’ Representative timely delivers an Objection Notice or such longer period as Buyer and Sellers’ Representative mutually agree in writing, then Buyer and Sellers’ Representative shall jointly engage the Referral Firm to resolve only any remaining Disputed Items as soon as practicable thereafter (but in any event, within thirty (30) calendar days after engagement of the Referral Firm or such longer period as the Referral Firm may reasonably require), which resolution must be in writing and set forth in reasonable detail the basis therefor. All Disputed Items that are resolved between Buyer and Sellers’ Representative in writing or are determined by the Referral Firm will be final, conclusive and binding on the Parties, absent manifest error. Upon the agreement of Buyer and Sellers’ Representative with respect to all Disputed Items, the decision of the Referral Firm with respect to any unresolved Disputed Items or Sellers’ Representative’s failure to deliver an Objection Notice to Buyer within the forty-five (45) calendar day period referred to above, the Closing Date Statement, as it may be adjusted (the “Final Closing Date Statement”), shall be final, conclusive and binding against the Parties. The statements of Cash, Working Capital, Assumed Indebtedness, Customer Advances and Unpaid Seller Transaction Expenses set forth in the Final Closing Date Statement shall be the “Final Cash,” “Final Working Capital,” “Final Assumed Indebtedness,” “Final Customer Advances” and “Final Unpaid Seller Transaction Expenses,” respectively, for all purposes hereunder.

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(f)    In resolving any Disputed Item, the Referral Firm (i) shall act as an expert and not as an arbitrator; (ii) shall be bound by the provisions of this Section 2.4; (iii) shall not assign a value to any Disputed Item greater than the greatest value claimed for such Disputed Item or less than the smallest value for such Disputed Item claimed by either Buyer in the Closing Date Statement or Sellers’ Representative in the Objection Notice; (iv) shall limit its decision to each Disputed Item; and (v) shall make its determination based solely on presentations by Buyer and Sellers’ Representative which are in accordance with the guidelines and procedures set forth in this Agreement (i.e., not on the basis of independent review).
(g)    For purposes of complying with this Section 2.4, Buyer and Sellers’ Representative shall furnish to each other and to the Referral Firm such work papers and other documents and information relating to the Disputed Items as the Referral Firm may require and that are available to the Party (or its independent public accountants) from whom such documents or information are requested. The Referral Firm shall deliver its determination of the Disputed Items to Buyer and Sellers’ Representative in writing, together with a reasonable basis for its determination of each Disputed Item. In no event shall any Party engage in ex parte communications with the Referral Firm with respect to any Disputed Item until the Referral Firm issues its final determination in accordance with this Section 2.4(g). The fees and expenses of the Referral Firm incurred pursuant to this Section 2.4(g) shall be allocated between Buyer and Sellers in inverse proportion to their success on the Disputed Items, i.e., (i) Buyer shall be responsible for that portion of the fees and expenses multiplied by a fraction, the numerator of which is the aggregate Dollar value of the Disputed Items submitted to the Referral Firm that are resolved against Buyer (as finally determined by the Referral Firm) and the denominator of which is the total Dollar value of the Disputed Items so submitted and (B) Sellers shall be responsible for the remaining amount of fees and expenses. In the event of any dispute regarding such allocation, the Referral Firm shall determine the allocation of its fees and expenses as between Buyer and Sellers in accordance with such allocation methodology, such determination to be final and binding on both Buyer and Sellers. Except as otherwise set forth in this Section 2.4(g), the fees and expenses of Sellers’ Representative and his representatives incurred in connection with the Closing Date Statement and any Disputed Items shall be borne by Sellers, and the fees and expenses of Buyer and its representatives incurred in connection with the Closing Date Statement and any Disputed Items shall be borne by Buyer.
(h)    “Referral Firm” shall mean BDO USA, LLP or, if such firm is unable or unwilling to act, such other nationally recognized independent firm that (i) is capable as serving as an accounting expert with relevant experience, (ii) is not the regular accounting firm of Buyer or Sellers’ Representative and (iii) in the case of Section 2.4(e), is mutually agreeable to Buyer and Sellers’ Representative.
(i)    Promptly after their receipt of the Final Closing Date Statement, Sellers’ Representative and Buyer shall compute the difference, if any, between the Initial Purchase Price and the Final Purchase Price:
(i)    If the Initial Purchase Price exceeds the Final Purchase Price (the “Excess Purchase Price”), then promptly and in any event within three (3) Business Days after

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Sellers’ Representative’s receipt of the Final Closing Date Statement, (A) if the Excess Purchase Price is less than the Adjustment Escrow Amount, Buyer and Sellers’ Representative shall deliver joint written instructions to the Escrow Agent to distribute the Excess Purchase Price from the Adjustment Escrow Fund to Buyer and to distribute the balance (after payment of the Excess Purchase Price (including any interest and other amounts accrued thereon)) of the Adjustment Escrow Fund to Sellers’ Representative, for further distribution by Sellers’ Representative to each Seller in accordance with such Seller’s Pro Rata Percentage, in each case in accordance with the terms of the Escrow Agreement, and (B) if the Excess Purchase Price is greater than the Adjustment Escrow Amount, Buyer and Sellers’ Representative shall deliver joint written instructions to the Escrow Agent to distribute the entire Adjustment Escrow Fund (including any interest and other amounts accrued thereon) to Buyer in accordance with the terms of the Escrow Agreement, and Sellers’ Representative (on behalf of Sellers) shall, promptly and in any event within three (3) Business Days after receipt of the Final Closing Date Statement, pay to Buyer, by wire transfer of immediately available funds, an amount in cash equal to the amount by which the Excess Purchase Price exceeds the Adjustment Escrow Amount. In connection with the obligation of the Sellers’ Representative to pay the Buyer the amount provided for by clause (B) of the immediately preceding sentence, the Sellers shall, jointly and severally be obligated to pay such amount to the Sellers’ Representative and the Buyer shall be deemed a third party beneficiary of the Sellers’ joint and several obligations to make such payments to the Sellers’ Representative. The Buyer agrees that the release of all or a portion of the Adjustment Escrow Fund to Buyer in accordance with this Section 2.4(i)(i) and, if applicable, payment by Sellers’ Representative to Buyer of the amount, if any, provided for in clause (B) of this Section 2.4(i)(i) shall be deemed to fully satisfy all obligations of the Sellers to pay to Buyer the amount, if any, by which the Initial Purchase Price exceeds the Final Purchase Price.
(ii)    If the Initial Purchase Price is less than the Final Purchase Price, then promptly and in any event within three (3) Business Days after Sellers’ Representative’s receipt of the Final Closing Date Statement, (A) Buyer shall pay to Sellers’ Representative, for further distribution by Sellers’ Representative to each Seller in accordance with such Seller’s Pro Rata Percentage, an amount in cash equal to such deficiency and (B) Buyer and Sellers’ Representative shall deliver joint written instructions to the Escrow Agent to distribute the Adjustment Escrow Fund (including any interest and other amounts accrued thereon) established under the Escrow Agreement to Sellers’ Representative for further distribution by Sellers’ Representative to each Seller in accordance with such Seller’s Pro Rata Percentage, in accordance with the terms of the Escrow Agreement. Buyer hereby covenants and agrees that it and the Companies shall have sufficient immediately available funds after the Closing to make any payments to Sellers’ Representative pursuant to this Section 2.4. The Sellers agree that the Buyer’s payment to the Sellers’ Representative of the amount provided for in this clause (ii) and execution and delivery to the Escrow Agent of the joint written instructions contemplated by this clause (ii) shall be deemed to fully satisfy all obligations of the Buyer to pay to the Sellers the amount, if any, by which the Final Purchase Price exceeds the Initial Purchase Price.

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(iii)    The amounts in the foregoing clauses (i) and (ii) shall be exclusive of any fees and expenses owed to the Referral Firm by any Party pursuant to Section 2.4(g).
(j)    This Section 2.4 shall be the sole and exclusive remedy of the Parties with respect to the determination and payment of the Purchase Price; provided, however, that in no event shall Buyer or Sellers be entitled to any duplicative recovery as a result of the rights and remedies afforded in this Agreement or the Related Agreements.
2.5    Withholding; Purchase Price Allocation
.
(a)    The Companies and Buyer, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable under this Agreement such amounts as may be required to be deducted or withheld therefrom under any provision of federal, local or foreign Tax law with respect to the making of such payment. Before making any deduction or withholding pursuant to this Section 2.5(a), the Companies or Buyer, as applicable, shall provide written notice to the Person in respect of which such deduction or withholding is to be made no later than five (5) Business Days prior to the Closing Date, describing the legal basis for, and the amount of, such deduction or withholding, and the Parties shall cooperate in good faith to obtain exemption from or to otherwise reduce or eliminate any amount that would otherwise be required to be deducted or withheld. To the extent any such amounts are so deducted or withheld and timely paid over to the relevant Taxing authority, such deducted or withheld amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction of withholding was made.
(b)    The Purchase Price and any other applicable amounts required to be included under the Code shall be allocated among the assets and properties of TerraSmart and TerraTrak (as such classes are defined for the purposes of Sections 1060 of the Code) with respect to the Equity Securities of each such Company. Such allocations and the allocation of any Purchase Price adjustments, shall be prepared in accordance with their respective fair market values pursuant to an allocation schedule prepared by Buyer and delivered to Sellers’ Representative as soon as reasonably practicable after the Closing, but not more than one hundred and eighty (180) days following the Closing (the allocation as set forth in the allocation schedule prepared and delivered by Buyer to Sellers’ Representative being hereinafter referred to as the “Allocation”). Sellers’ Representative may dispute any amounts reflected on the Allocation by providing notice to Buyer of the disputed items and setting forth in reasonable detail the basis of such dispute. In such case, Sellers’ Representative and Buyer agree to consult with each other to explore whether a mutually satisfactory solution to the disputed matters, if any, can be reached. To the extent

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Sellers’ Representative and Buyer reach a mutually satisfactory solution to such disputed matters and otherwise agree on the Allocation, the Parties will file or cause to be filed all Tax Returns in a manner consistent with the Allocation (as determined pursuant to this Section 2.5(b)) and will not take any action inconsistent therewith. In the event Sellers’ Representative and Buyer are unable to reach a mutually satisfactory solution to the disputed matters, the Sellers and the Buyer shall each be permitted to file their respective Tax Returns containing information with respect to the Allocation which is consistent with their respective positions as to the manner in which the Allocation is to be presented in such Tax Returns. Any adjustments to the Purchase Price or other amounts payable by Buyer to any Seller pursuant to this Agreement subsequent to the initial delivery of the Allocation by Buyer to Sellers’ Representative shall be reflected in amendments to the Allocation in a manner consistent with Treasury Regulation Section 1.1060-1.
Article 3

Representations and Warranties of Sellers
Each Seller hereby, severally but not jointly, represents and warrants to Buyer that, except as set forth in the Disclosure Schedule:
3.1    Ownership of Equity Securities
. Such Seller is the legal owner of the Equity Securities set forth opposite such Seller’s name on Exhibit A hereto and holds good, valid and marketable title to such Equity Securities, free and clear of all Liens (other than restrictions under applicable securities Law). Upon the delivery of the instruments of transfer of the Equity Securities by Sellers to Buyer in the manner contemplated in Article 2, and the payment by Buyer of the Purchase Price to Sellers, Buyer will acquire good and valid beneficial (to the extent applicable) and legal title to all of the Equity Securities, free and clear of all Liens (other than restrictions under applicable securities Law).
3.2    Due Authorization

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. Such Seller has full legal capacity to enter into, execute, deliver and perform this Agreement and the Related Agreements to which such Seller is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Seller of this Agreement and the Related Agreements to which such Seller is a party and the consummation of the transactions contemplated hereby and thereby are within such Seller’s powers. Such Seller has duly and validly executed and delivered this Agreement and the Related Agreements to which such Seller is a party. This Agreement constitutes, and the Related Agreements to which such Seller is a party, upon execution and delivery thereof by such Seller, will constitute, legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as such enforceability may be limited by the Enforceability Exceptions.
3.3    Non-Contravention; Consents and Approvals
.
(a)    The execution, delivery and performance by such Seller of this Agreement and the Related Agreements to which such Seller is a party and the consummation of the transactions contemplated hereby and thereby will not (i) violate in any material respect, any Law to which such Seller or any of its properties or assets are subject; (ii) except as set forth in Schedule 3.3(a) of the Disclosure Schedule, violate or result in a breach or default (or give rise to any right of termination, cancellation or acceleration), with or without the giving of notice, the lapse of time, or both, under any material Contract to which such Seller is a party; or (iii) result in the creation of any material Lien upon any of the assets or properties of such Seller.
(b)    Except for Antitrust Approvals, the execution, delivery and performance by such Seller of this Agreement and the Related Agreements to which such Seller is a party and the consummation of the transactions contemplated hereby and thereby will not require any filing or registration by such Seller with, or notice by such Seller to, or authorization, qualification, consent, order or approval or other action with respect to such Seller by, any Governmental Authority; provided, however, that no representation or warranty is made with respect to filings, registrations, notices, authorizations, qualifications, consents, orders, approvals or actions that, if not made or obtained, would not reasonably be expected to be material to the Companies, taken as a whole, or materially impair the ability of such Seller or the Companies to consummate the transactions contemplated by, and to discharge their respective obligations under, this Agreement and the Related Agreements.
3.4    Litigation; Compliance with Laws

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. Such Seller is not (a) subject to any unsatisfied Governmental Order or (b) a party to any Action or to the actual knowledge of such Seller, is threatened to be a party to any such Action which, in the case of either clause (a) or (b), would adversely affect or delay such Seller’s performance under this Agreement or the Related Agreements to which such Seller is a party or the consummation by such Seller of the transactions contemplated hereby and thereby.
3.5    Brokers and Finders
. Except for Deloitte, no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection with the transactions contemplated by this Agreement or any Related Agreement for which Buyer or any Company would be liable following Closing.
3.6    No Other Representations or Warranties
. The representations and warranties made by Sellers in this Article 3 are the exclusive representations and warranties made by Sellers. Sellers hereby disclaim any other express or implied representations or warranties.
Article 4

Representations and Warranties of the Companies
Each Company hereby represents and warrants to Buyer that, except as set forth in the Disclosure Schedule:

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4.1    Due Organization; Capitalization; Subsidiaries
.
(a)    Each of the Companies is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation. Each of the Companies has all limited liability company or other entity power and authority to own, lease and operate its respective assets and properties and to carry on its business as they are now being owned, operated or conducted. Each of the Companies has all authorizations, licenses and permits necessary to own, lease and operate its respective assets and properties and to carry on its business as they are now being owned, operated or conducted, except where the failure to hold such authorizations, licenses and permits would not materially and adversely affect the Company which does not hold any such authorization, license or permit. Each of the Companies is duly qualified, licensed or registered to do business as a foreign corporation or other business entity and is in good standing in all of the jurisdictions in which the ownership or lease of property or assets or the conduct or nature of such Company’s business makes such qualification, license or registration necessary, except where the failure to be so duly qualified, licensed or registered or in good standing (or the equivalent thereof) is not material to the Companies, taken as a whole.
(b)    The TerraSmart Equity Securities constitute all of the issued and outstanding equity interests of TerraSmart. The TerraTrak Equity Securities constitute all of the issued and outstanding equity interests of TerraTrak. The Equity Securities are owned by the Persons identified in Exhibit A in the percentages specified in Exhibit A and, except for the Persons identified in Exhibit A, no Person owns any equity interest in, or right to acquire any equity interest in, either of the Companies. All of the issued and outstanding Equity Securities of each Company were issued in compliance with applicable Law and are duly authorized, validly issued, fully paid and nonassessable. None of the Equity Securities were issued in violation of any option, call option, right of first refusal, right of first offer, preemptive rights, subscription rights or any similar right of any equityholder. Except as set forth in Schedule 4.1(b) of the Disclosure Schedule, none of the Companies is a party to any voting trusts, proxies or other voting Contracts or agreements with respect to the Equity Securities or any equity interests of any Company. There are no options, warrants, rights (including call, put, preemptive, subscription, exchange and/or conversion rights), convertible or exchangeable securities or other Contracts, agreements or commitments obligating any Company to issue, transfer or sell, or cause the issuance, transfer or sale of, any equity interests of any Company or to make any payments in respect of the value of any shares or other equity interests of any Company. There are no declared or accrued but unpaid dividends or other distributions of capital or profits with respect to any of the Equity Securities of any Company or any outstanding or authorized stock appreciation, phantom, or similar rights with respect to any Company.

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(c)    None of the Companies owns, directly or indirectly, or has any interest in or right to acquire, any equity interest or voting interest in any Person.
4.2    Due Authorization
. Each Company has full limited liability company or other entity power and authority to enter into, execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Company of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the members and the manager or the managing member of such Company and no other limited liability company actions or proceedings on the part of such Company are necessary to authorize this Agreement, its Related Agreements and the transactions contemplated hereby and thereby. Each Company has duly and validly executed and delivered this Agreement and the Related Agreements to which it is a party. This Agreement constitutes, and each Company’s Related Agreements upon execution and delivery by such Company will constitute, legal, valid and binding obligations of such Company, enforceable against such Company in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.
4.3    Non-Contravention; Consents and Approvals
.
(a)    The execution, delivery and performance by each Company of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and thereby will not (i) violate in any material respect, any Law to which any Company or any of their properties or assets are subject; (ii) violate or conflict with the Governing Documents of any Company; (iii) except as set forth in Schedule 4.3(a) of the Disclosure Schedule, materially violate or result in a breach or default (or give rise to any right of termination, cancellation or acceleration), with or without the giving of notice, the lapse of time, or both, under any Material

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Contract to which any Company is a party, or (iv) result in the creation of any material Lien upon any of the assets or properties of any Company.
(b)    Except for the Antitrust Approvals, the execution, delivery and performance by each Company of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and thereby will not require any filing or registration by any Company with, or notice by any Company to, or authorization, qualification, consent, order or approval or other action with respect to any Company by or from, any Governmental Authority; provided, however, that no representation or warranty is made with respect to filings, registrations, notices, authorizations, qualifications, consents, orders, approvals or actions that, if not made or obtained, would not, adversely effect, in any material manner, the rights of the Companies to conduct the Business in substantially the same manner in which the Business has been conducted during the two (2) year period ending on the date hereof.
4.4    Financial Statements
.
(a)    The Financial Statements are set forth in Schedule 4.4(a) of the Disclosure Schedule. The Financial Statements have been prepared in accordance with GAAP, except as set forth in the footnotes attached thereto, and present fairly, in all material respects, the financial position of the Companies and TerraSmart Management Corp. as of the respective dates thereof and the results of operations and cash flows of the Companies and TerraSmart Management Corp. for the respective periods covered thereby, except that unaudited Financial Statements omit footnotes and are subject to normal year-end adjustments. The Financial Statements (i) have been prepared from the books and records of the Companies and TerraSmart Management Corp. in accordance with GAAP, and (ii) present fairly the financial condition and results of operations, changes in cash flows, and changes in equity of the Companies and TerraSmart Management Corp. as of the respective dates thereof and for the respective periods covered thereby. The books and records of the Companies have been maintained in accordance with sound business practices, and reflect in all material respects all the transactions and actions therein described. At the Closing, all such books and records will be in the possession of the Companies.
(b)    The Companies maintain internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for

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assets, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization.
(c)    Except (i) as set forth in Schedule 4.4(b) of the Disclosure Schedule or the Financial Statements, (ii) for Liabilities incurred in the Ordinary Course of Business since the date of the Latest Balance Sheets, (iii) for Liabilities that do not, in the aggregate, exceed $100,000, and (iv) Liabilities and obligations for fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, none of the Companies have any Liabilities, debts, claims and obligations of a type that are required to be reflected or reserved against in accordance with GAAP in a consolidated balance sheet of the Companies.
4.5    Absence of Changes
.
(a)    During the period beginning January 1, 2020 and ending on the date of this Agreement, there has not been a Material Adverse Effect.
(b)    During the period beginning January 1, 2020 and ending on the date of this Agreement, the Business and operations of the Companies have, except for the transactions contemplated by this Agreement and actions taken by the Companies pursuant to Public Health Measures, in all material respects, been conducted in the Ordinary Course of Business. In addition, without limitation of the foregoing, during the period beginning January 1, 2020 and ending on the date of this Agreement, except as set forth on Schedule 4.5(b) of the Disclosure Schedule, neither of the Companies has:
(i)    issued any bond, note or other security or, except for the Assumed Indebtedness, created, incurred, assumed or guaranteed any Indebtedness;
(ii)    delayed or postponed payment of accounts payable or other Liabilities, accelerated the collections of accounts receivable or otherwise managed its Working Capital, in each case other than in the Ordinary Course of Business;
(iii)    (A) adopted, materially amended or terminated any Benefit Plan or other plan for the benefit of its current or former members, managers, employees, consultants or independent contractors other than in the Ordinary Course of Business or as required by Law; (B) made or granted to any officer, member or Family Member of any member of the Companies or of any other natural person with whom TerraSmart has entered into an Employment Agreement on the date hereof, any bonus or any wage, salary or

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compensation increase other than bonuses payable and wage, salary or compensation increases made in the Ordinary Course of Business; or (C) paid or committed to pay any stay incentive, termination or similar payment to any member, manager, employee, consultant or independent contractor;
(iv)    experienced any damage, destruction or loss (whether or not covered by insurance) to any of its property or assets which has resulted in a Loss in excess of $100,000, in each case other than for any such Loss in respect of which the Company has a claim against a supplier or vendor in respect of product defects relating thereto;
(v)    changed any of its accounting policies or principles; or
(vi)    made any commitments for capital expenditures exceeding in the aggregate, an amount equal to $100,000, which capital expenditures remain unfunded.
4.6    Intellectual Property
.
(a)    Schedule 4.6(a) of the Disclosure Schedule contains a true and complete list of all of the Intellectual Property that is registered or subject to an application for registration by any Company (“Registered Intellectual Property” and together with other Intellectual Property owned by any Company, the “Company Intellectual Property”) and includes: (i) in the case of patents, patent applications: (A) the name of the invention; (B) the jurisdiction or jurisdictions in which such patent has been registered or in which such application has been filed; (C) the applicable registration or serial number; (D) the identity of the inventor or inventors of the applicable patent or invention for which a patent has been applied for together with the identity of any other Person that holds any ownership or other interest in such patent or patent application together with a description of the nature of such interest; and (E) all inter partes proceedings or other Actions currently pending before any court or tribunal related to such patent or patent application; and (ii) in the case of trademarks and trademark applications: (A) an accurate description or depiction of the applicable trademark, trade dress or service mark (each a “Mark”) which is being used by either of the Companies and for which a trademark has been registered or applied for; (B) the jurisdiction or jurisdictions in which the applicable Mark has been registered or applied for together with the applicable registration or serial number; (C) the identity of the Company with respect to whom such Mark has been registered or on whose behalf an application has been filed together with the identity of any other Person that owns or otherwise has an interest in any such Mark; and (D) any currently pending opposition proceedings before any court or tribunal with respect to such Mark.

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(b)    Except as disclosed in Schedule 4.6(b) of the Disclosure Schedule: (i) TerraSmart or TerraTrak, as applicable, is the sole owner of the Company Intellectual Property, such ownership being free and clear of all Liens (except for Permitted Liens), and none of the Companies has granted any exclusive license to any third party with respect to any of such Company Intellectual Property; and (ii) to the Knowledge of the Companies, the Registered Intellectual Property is valid and enforceable, except as enforceability may be limited by the Enforceability Exceptions. Schedule 4.6(b) of the Disclosure Schedule also contains a true and complete list of all material Intellectual Property that is not owned by either of the Companies and is used in the conduct of the Business, other than (A) “click wrap” or “off-the-shelf” Software and (B) for the avoidance of doubt, any Intellectual Property that is owned by a third Person and that is utilized by such third Person in the manufacture and supply of any end product that the Companies purchase from such third Person (such Intellectual Property being hereinafter the “Third Party Company Intellectual Property”) together with an identification of the owner of such Third Party Company Intellectual Property. None of the Third Party Company Intellectual Property is owned by any Affiliate of either of the Companies. All of the Third Party Company Intellectual Property is validly licensed pursuant to an enforceable license to use such Third Party Company Intellectual Property as currently used in the conduct of Business.
(c)    To the Knowledge of the Companies, the Companies have not violated, infringed upon, or misappropriated any Intellectual Property, and there are no pending, or, to the Knowledge of the Companies, threatened, claims (including cease and desist letters, invitations to take a patent license and indemnification claims or notices), proceedings or litigation related to Intellectual Property within the last two (2) years. To the Knowledge of the Companies, no third party is infringing any Company Intellectual Property.
(d)    Each of the Companies takes and has taken commercially reasonable steps to (i) protect and maintain the Company Intellectual Property and the confidentiality of trade secrets and (ii) protect the security and operation of material Software, code, applications, websites, systems and networks and used in the operation of any of the Business. Except as set forth on Schedule 4.6(b) of the Disclosure Schedule, all past and present employees and independent contractors of, and consultants to, the Companies that are or have been involved in authoring, developing or otherwise creating any material Company Intellectual Property have entered into written agreements pursuant to which such person (A) agrees to protect the confidential information of the Companies and (B) assigns to one of the Companies all Intellectual Property authored, developed or otherwise created by such person in the course of his, her, or its employment or other relationship with the Companies.
(e)    Except as disclosed in Schedule 4.6(e) of the Disclosure Schedule, to the Knowledge of the Companies, there are no known bugs, errors, and defects or any other problem or issue with respect to any of the Software which has been developed by or for the Company (hereinafter “Company Software”) that adversely affects or could reasonably be expected to adversely affect the value, functionality, or performance of such Company Software. The Company has taken all reasonable steps to prevent the introduction of malicious code into the Software which has been developed by or for the Company.

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(f)    Notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this Section 4.6 and Section 4.7(a)(ix) constitute the sole and exclusive representations and warranties of the Companies with respect to Intellectual Property.
4.7    Contracts
.
(a)    Except for (x) agreements entered into with prospective customers or suppliers in connection with the submission by either of the Companies of a bid to a prospective customer, (y) purchase orders issued in the Ordinary Course of Business relating to purchases of inventory under the terms of which the aggregate amount payable by either Company does not exceed $50,000 and (z) any Benefit Plan or any Paychex Benefit Plan, Schedule 4.7(a) of the Disclosure Schedule contains a true and complete list as of the date of this Agreement of all written and material oral Contracts of the following types (including the date and identity of the parties to such Contracts), to which either Company is a party or by which any of their assets, business or properties is bound or subject (the “Material Contracts”):
(i)    all Contracts under which, as of the date hereof, either of the Companies has any continuing Liabilities and which Contracts have been entered into in connection with or which relate to any merger or consolidation or acquisition of, or sale of all or a material (to the Companies taken as a whole) portion of the assets of, or other extraordinary transaction in respect of, the Companies with or to any other Person;
(ii)    any Contract, or series of related Contracts, entered into with a customer or supplier which involves the payment or receipt of an amount in excess of $500,000 per annum in the aggregate (measured by the trailing twelve (12) month period ending on the date of the Latest Balance Sheets);
(iii)    any Contract pursuant to which either of the Companies has continuing guarantee, “earn-out”, milestone, royalty or similar contingent payment obligations, in each case excluding product warranties provided in the Ordinary Course of Business;
(iv)    any Contract which restricts or limits the ability of either Company to compete in any line of business or with any Person or in any geographic area during any time period;

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(v)    any credit agreement, loan agreement or indenture relating to the borrowing of money by either of the Companies, including any Indebtedness under equipment or vehicle leases or any guaranty given by either of the Companies of the repayment by any Person of borrowed money;
(vi)    any Contract under which either Company, directly or indirectly, has agreed to make, after the date hereof, any advance, loan or capital contribution to, or other investment in, any Person (other than the Companies);
(vii)    any lease or agreement under which either of the Companies is lessee of, or holds or operates any personal property owned by any other Person, for which the annual rental exceeds $25,000;
(viii)    any Contract that is a joint venture, partnership or other Contract relating to the ownership by either of the Companies of any equity interest in any Person, or any Contract which by its terms includes any sharing of revenues, profits, losses, costs or Liabilities;
(ix)    any Contract providing for a license by or to either of the Companies of Intellectual Property material to the operation of any Company’s business (other than Contracts between or among the Companies);
(x)    any Contract entered into in settlement of any Action or threatened action, whether commenced against (or threatened to be commenced against) either of the Companies by any Person or commenced by (or threatened to be commenced by) either of the Companies against any Person other than any such Contract which was entered into by either of the Companies more than five (5) years prior to the date hereof and under the terms of which Contract, neither of the Companies nor the other party thereto has any continuing Liabilities;
(xi)    any collective bargaining agreements or similar Contracts with any union, works council or other labor organization;
(xii)    any Contract entered into by either Company other than in the Ordinary Course of Business which creates any Liability for payment by either of the Companies of an amount in excess of $25,000 or which requires performance of services by either of the companies which have a value in excess of $25,000, if: (A) any such Contract was entered into by either of the Companies at any time during the five (5) year period ending on the date hereof and either Company has any continuing Liabilities under such Contract; or (B) any such Contract was entered into by either of the Companies at any time during the two (2) year period ending on the date hereof; and
(xiii)    any Contract relating to capital expenditures and involving future payments in excess of $25,000 in any future twelve (12) consecutive month period.

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(b)    The Companies have made available to Buyer a true and complete copy of each written Material Contract, to the extent either of the Companies has any continuing Liabilities under such Material Contracts on the date hereof. Each Material Contract to which either of the Companies is a party is a valid and binding obligation of such Company, and is in full force and effect, enforceable in accordance with its terms against such Company and, to the Knowledge of the Companies, the other parties thereto, except, in each case, as enforceability may be limited by the Enforceability Exceptions. None of the Companies or, to the Knowledge of the Companies, any other party to each such Material Contract is in material violation or material breach of, or in material default under, nor has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a material default under any Material Contract.
4.8    Insurance
. Schedule 4.8 of the Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of all insurance policies owned or held by either of the Companies with respect to or covering risks associated with the properties, assets or business or operations of either Company (the “Insurance Policies”), the company which has issued each Insurance Policy and the nature and amount of the insurance coverage provided under the terms of each Insurance Policy. The Companies have made available to Buyer prior to the date hereof loss-run statements of any claims which have been paid during the five (5) year period ending as of a date no earlier than December 15, 2020 under the terms of any of the Insurance Policies, together with a statement of the amount and nature of any claims that are currently pending under the terms of each Insurance Policy. All of such Insurance Policies are in full force and effect and all premiums due and payable thereon covering all periods up to and including the Closing Date have been paid in full in accordance with their terms. No current written notice of cancellation, termination or non-renewal has been received by either of the Companies with respect to any such Insurance Policy nor have either of the Companies received a written notice of cancellation (excluding any notice of non-renewal received in the Ordinary Course of Business) of any other insurance policy which was in effect with respect to either of the Companies at any time during the five (5) year period ending on the date hereof. None of the Companies is in material default with respect to its obligations under any of the Insurance Policies. Each Company has timely filed all material claims for which it is seeking, as of the date hereof, payment or other coverage under any of its Insurance Policies. There is no material claim in respect of the Companies pending under any Insurance Policy as to which any Company has received written notice from the underwriter that coverage has been denied by the underwriters of such policies. Except as set forth in Schedule 4.8 of the Disclosure Schedule, no consent, approval, authorization or other action is required from any company which has issued any of the Insurance Policies in order for

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the insurance coverage provided by any of the Insurance Policies to continue in effect following the Closing Date.
4.9    Employee Benefit Plans
.
(a)    Schedule 4.9(a)(i) of the Disclosure Schedule contains a true and complete list of each “employee benefit plan” (as defined in section 3(3) of ERISA, other than a multiemployer plan (as defined in Section 3(37) of ERISA)) which is or has been, maintained, contributed to or sponsored by either of the Companies for any current or former employee of either of the Companies or any spouse or dependent of any current or former employee of either of the Companies and under the terms of which, either of the Companies currently has any Liabilities. To the extent not otherwise listed in Schedule 4.9(a)(i) of the Disclosure Schedule, Schedule 4.9(a)(ii) of the Disclosure Schedule, contains a true and complete list of each other deferred compensation plan, incentive compensation plan, commission plan or arrangement, equity or equity-based plan, retention plan or agreement, unemployment compensation plan, vacation pay, change in control, severance pay, bonus or benefit arrangement, insurance or hospitalization program, flexible benefit plan, cafeteria plan, dependent care plan or any fringe benefit arrangements (other than, for the avoidance of doubt, any multiemployer plan (as defined in Section 3(37) of ERISA)), in each case, for any current or former employee, manager, member, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, and which is sponsored or maintained by or under the terms of which, either of the Companies has any Liabilities (except as specified by the immediately following sentence, all of the employee benefit plans described in clause (a)(i) and clause (a)(ii) being hereinafter collectively, the “Benefit Plans”). Any plan, program or arrangement that would otherwise be considered a Benefit Plan pursuant to this Section 4.9(a) but is established or maintained by Paychex shall not be considered a Benefit Plan for purposes of this Agreement and shall instead be referred to herein as a “Paychex Benefit Plan”.
(b)    A true and complete copy of each of the material documents embodying each of the Benefit Plans has been made available to Buyer. To the extent applicable, the following documents with respect to each Benefit Plan have been made available to Buyer: (i) actuarial valuation report, (ii) most recent summary annual report, (iii) plan document and summary plan description, (iv) any related trust agreement or other funding instrument, (v) Forms 5500 and all schedules thereto for each of the three (3) plan years ending immediately prior to the date hereof, and (vi) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, the most recent Internal Revenue Service determination letter or opinion letter.

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(c)    Each Benefit Plan and, to the Knowledge of the Companies, each Paychex Benefit Plan, has been maintained, administered and, to the extent required to be funded, funded in all material respects in accordance with Law and the requirements of such Benefit Plan’s governing documents. Except as disclosed in Schedule 4.9(c) of the Disclosure Schedule, (i) there are no actions, suits or claims (other than routine benefit claims) pending with respect to any Benefit Plan or, to the Knowledge of the Companies, any Paychex Benefit Plan with respect to any current or former employee, manager, member, consultant or agent, of the Companies, or their dependents, and (ii) there have been no non-exempt “prohibited transactions” (within the meaning of section 406 of ERISA or 4975 of the Code) with respect to any of the Benefit Plans or any Paychex Benefit Plan with respect to any current or former employee, manager, member, consultant or agent, of the Companies, or their dependents. Each Benefit Plan that is an employee pension benefit plan is the subject of a favorable determination letter or opinion issued by the Internal Revenue Service with respect to the qualified status of such plan under section 401(a) of the Code. To the Knowledge of the Companies, no fiduciary of any Benefit Plan has any Liability for breach of any fiduciary duty with respect to any Benefit Plan.
(d)    All contributions (including employer contributions and employee salary reduction contributions) required to have been made under any Benefit Plan to any funds or trusts established thereunder or in connection therewith, have been made by the due date thereof (including any valid extension thereof) and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued, to the extent required, on or prior to the Closing Date.
(e)    Except as disclosed in Schedule 4.9(e) of the Disclosure Schedule, neither of the Companies currently contributes to or has any Liability with respect to, or has within the past six (6) years had any Liability, with respect to (i) a pension benefit plan subject to Title IV of ERISA, (ii) under or with respect to a “multiemployer plan” (as defined in section 3(37) of ERISA), (iii) under or with respect to a “multiple employer plan” within the meaning of Section 210 of ERISA or Code Section 413, (iv) under or with respect to a pension plan subject to Title IV of ERISA or Code Section 412, (v) under or with respect to a “welfare benefit fund” within the meaning of Code Section 419, or (vi) any Benefit Plan which provides for any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code or applicable state law.
(f)    Except as disclosed in Schedule 4.9(f) of the Disclosure Schedule, (i) neither the consummation of the transactions contemplated by this Agreement nor this Agreement (whether separately or together with any other action) will accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any current or former director, officer or employee of any Company, and (ii) none of the payments contemplated by the Benefit Plans or the Paychex Benefit Plans would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)).
(g)    Each Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Code Section 409A and is subject to the requirements of Code Section 409A, is, in

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all material respects, in compliance with Code Section 409A and all guidance issued by the Internal Revenue Service applicable to nonqualified plans of deferred compensation.
(h)    None of the Companies reasonably expect to incur any material penalties or liabilities under Section 4980H(a) or Section 4980H(b) of the Code.
(i)    Notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this Section 4.9 constitute the sole and exclusive representations and warranties of the Companies with respect to the Benefit Plans and the Paychex Benefit Plans.
4.10    Labor Relations and Employees
.
(a)    Neither of the Companies is party to any collective bargaining agreement, works council agreement or other labor union contract applicable to employees of the Companies and as of the date of this Agreement, except as set forth in Schedule 4.10(a) of the Disclosure Schedule, there is not presently existing and, to the Knowledge of the Companies, there is not threatened, any (i) strike, slowdown, picketing or work stoppage, (ii) proceeding against any Company alleging a material violation of any Laws pertaining to labor relations or employment matters, including any material charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Authority, or (iii) application for certification of a collective bargaining agent.
(b)    Except as set forth in Schedule 4.10(b) of the Disclosure Schedule, the Companies are, and, at all times since January 1, 2015 have been, in compliance in all material respects with all applicable Laws relating to employment and employment practices, or terms and conditions of employment, including but not limited to, worker classification, wages, hours of work, discrimination, collective bargaining, immigration, workers’ compensation, unemployment compensation, withholding, and occupational safety and health. All independent contractors and consultants providing personal services to the Companies have been properly classified as independent contractors for purposes of all Laws, including Laws with respect to employee benefits, and all employees of the Companies have been properly classified under the Fair Labor Standards Act and similar state laws. Each of the Companies has a properly completed I-9 Form for each current or former employee for whom a completed and retained I-9 form is required by applicable Law.
(c)    The Companies have not taken any action with respect to the transactions contemplated by the Agreement that could constitute a “mass layoff” or “plant closing” within the meaning of the Worker Adjustment and Retraining Notification Act or could otherwise trigger any notice requirement or Liability under any state or local plant closing notice Law.
(d)    The Companies, or Paychex on behalf of the Companies, have investigated or reviewed all sexual harassment or other harassment, discrimination or retaliation allegations (that

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were made in writing to a member of management or human resources personnel) of which they had knowledge since January 1, 2015. With respect to each such allegation with potential merit, the Companies, or Paychex on behalf of the Companies, have taken corrective action that is reasonably calculated to prevent further improper action.
(e)    Schedule 4.10(e)(i) of the Disclosure Schedule contains a complete and correct list of each Employee, including each active Employee and each Employee classified as inactive as a result of disability, leave of absence or other absence together with information identifying for each such Employee, such Employee’s name, date of hire, job title, work location, part time/full time status, base salary or hourly rate of pay, bonus opportunity and accrued vacation pay, sick pay and paid time off. Schedule 4.10(e)(ii) of the Disclosure Schedule contains a true and correct list of: (i) each written agreement existing between either of the Companies and any current Employee of either of the Companies relating to the terms and conditions of employment of such current Employee; and (ii) a true and correct list of each written agreement existing between either of the Companies and any former Employee of either of the Companies relating to the terms and conditions of employment of any such former employee and under which either of the Companies has, as of the date hereof, any continuing liabilities to any such former Employee (any Contract described in the preceding provisions of this sentence being hereinafter a “Company Employment Agreement”). Neither of the Companies is in default under the terms of any Company Employment Agreement to which it is a party and, to the Knowledge of the Companies, there is no basis for any claim by either of the Companies that any Employee that is a party to a Company Employment Agreement is in default with respect to his or her obligations under any such Company Employment Agreement. Except for current Employees who are parties to a Company Employment Agreement, all of the current Employees of the Companies are terminable at will. Neither of the Companies has any material Liability for any unpaid wages, salaries, wage premiums, commissions, bonuses, fees or other compensation to any current or former Employees as may be required under the terms of any Contract, Law or Company policy.
4.11    Taxes
. Except as set forth in Schedule 4.11 of the Disclosure Schedule:
(a)    all Tax Returns required to be filed by or with respect to the Companies have been timely filed (giving effect to any extensions) and all such Tax Returns are correct and complete in all respects;
(b)    each of the Companies has paid all Taxes that have become due and payable by it (whether or not shown on any Tax Return), except, with respect to those Taxes contested in

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good faith through appropriate proceedings or for which adequate reserves have been established in accordance with GAAP;
(c)    each of the Companies has withheld all amounts of Taxes required by Law to be withheld by the Companies and has timely remitted such amounts to the applicable Governmental Authority;
(d)    neither of the Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension is currently in effect, other than an extension of any statute of limitations arising by operation of law as a result of the filing of an extension of time to file any Tax Return with such extension of time filed in the Ordinary Course of Business;
(e)    no Taxing authority of a jurisdiction in which either of the Companies does not file Tax Returns has ever made a claim that either of the Companies is or may be subject to taxation by that jurisdiction;
(f)    neither of the companies is a party to any joint venture, partnership or other arrangement which is treated as a partnership for federal income Tax purposes;
(g)    neither of the Companies is a party to any Tax sharing agreement, whether formal or informal;
(h)    none of the Sellers is a foreign person within the meaning of Section 1445(f)(3) of the Code;
(i)    no power of attorney has been granted by or with respect to either of the Companies with respect to any matter relating to Taxes;
(j)    no assets of either of the Companies are tax-exempt use property;
(k)    the Companies have, at all times since their formation, been treated as a partnership for U.S. Tax purposes under Section 7701(a)(2) of the Code and have never made an election to be classified as an association Taxable as a corporation;
(l)    the Companies have not participated in any “reportable transaction,” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b);
(m)    each of the Companies has collected and maintains a state sales tax exemption certificate for each project on which the Companies provide materials and/or services;
(n)    no audit or other proceeding by any Governmental Authority is pending with respect to any Taxes due from or with respect to the Companies. There are no Liens on any of the assets of any of the Companies that arose in connection with any failure (or alleged failure) to pay any Tax other than Permitted Liens;

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(o)    neither of the Companies currently is the beneficiary of any extension of time within which to file any Tax Return other than an extension of time filed in the Ordinary Course of Business;
(p)    prior to the date hereof, the Companies have made available to the Buyer, correct and complete copies of all Tax Returns and all amended Tax Returns, if any, relating to the Taxes of the Companies (including assessments and reassessments) which were filed by the Companies for 2017, 2018 and 2019; and
(q)    the Companies have not made any election under U.S. Treasury Regulation Section 301.9100-22T to treat audit adjustments to a partnership’s items of income, gain, loss, deduction or credits to be made and Taxable at the partnership level and, in accordance with Treasury Regulation Section 301.6221(b)-1(c)(3), the companies have properly notified each of their respective partners of the election out of the centralized partnership audit regime for all years elected.
Notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this Section 4.11 constitute the sole and exclusive representations and warranties of the Companies with respect to the Taxes of the Companies. Nothing in this Section 4.11 or otherwise in this Agreement shall be construed as a representation or warranty (i) with respect to the amount or availability in a Taxable period (or portion thereof) beginning after the Closing Date of any net operating loss, capital loss, Tax credit carryover or other Tax asset generated or arising in or in respect of a Taxable period (or portion thereof) ending on or before the Closing Date, or (ii) with respect to any Tax positions that Buyer and its Affiliates may take in or in respect of a Taxable period (or portion thereof) beginning after the Closing Date.
4.12    Litigation
. Except as set forth in Schedule 4.12 of the Disclosure Schedule and except for Actions against either of the Companies under applicable workers compensation Laws, (a) there is not, and since January 1, 2016 there has not been, any Action commenced by or against either Company, or to the Knowledge of the Companies, threatened in writing by or against either Company; and (b) there are no material outstanding Governmental Orders currently binding upon either of the Companies or any of the assets, rights or properties of either of the Companies. To the Knowledge of the Companies, except as set forth in Schedule 4.12 of the Disclosure Schedule, no event has occurred which would reasonably be expected to give rise to, form the basis of or result in any Action against the Companies which, if resolved against the Companies, would result in Losses in excess of Fifty thousand dollars ($50,000) or have a Material Adverse

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Effect. The Companies have made available to Buyer a correct and complete loss run statement setting forth each workers compensation claim made against either of the Companies during the five (5) year period ending on December 18, 2020, including the identity of the injured Employee, the nature of the injury, the amount of the payments made by the applicable workers compensation insurance carrier and whether the case has been closed or payments are ongoing.
4.13    Compliance; Regulatory Matters
.
(a)    Except as set forth in Schedule 4.13(a) of the Disclosure Schedule, the Companies are, and since January 1, 2016 have been, in all material respects, in compliance with all applicable Laws to which the Companies or any of their properties or assets are subject. Neither of the Companies has, at any time since January 1, 2016, received written, or to the Knowledge of the Companies, oral notice from any Governmental Authority alleging that either of the Companies is in violation in any material respect with any Laws applicable to either of the Companies.
(b)    Except as set forth in Schedule 4.13(b) of the Disclosure Schedule, the Companies have all material registrations, authorizations, approvals, permits and licenses of all Governmental Authorities that are necessary or required to permit the Companies to carry on their respective businesses in all material respects as currently conducted (collectively, “Permits”). Since January 1, 2016, (i) there has been no cancellation or revocation of any Permit by any Governmental Authority and (ii) neither Company has materially violated, or materially defaulted under, the terms of any Permit.
4.14    Environmental Matters
.
(a)    Reference is made to the Companies’ environmental reports described in Schedule 4.14(a) of the Disclosure Schedule (the “Environmental Reports”), which have been made available for inspection by Buyer and are the only Phase I or Phase II environmental

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assessments or similar inspections, reports, tests, investigations, studies, audits, reviews or other analyses, with respect to contamination, environmental conditions or Releases of Hazardous Substances at, on, under or about the Leased Real Property, or any other real property which was formerly owned or leased by either of the Companies or any Affiliate of either of the Companies, that are in the possession of the Companies or any Affiliate or that were performed on behalf of the Companies or any Affiliate.
(b)    Except as described in Schedule 4.14(b) of the Disclosure Schedule or as set forth in the Environmental Reports:
(i)    the Companies are, and have been, in compliance in all material respects with all Environmental Laws;
(ii)    the Companies: (A) are in possession of all Permits required under Environmental Laws to conduct the operations of the Business in the manner now conducted, and all such Permits are valid, binding and in full force and effect and to the Knowledge of the Companies not subject to any pending challenge or appeal; (B) are in compliance in all material respects with the terms and conditions of such Permits; (C) have timely filed all applications, notices and other documents necessary to effect the timely renewal of all such Permits; and (D) have no Knowledge of any existing circumstance that will result in such Permits being renewed upon expiration of any such Permit’s current term with imposition of materially stricter requirements or material adverse modifications.
(iii)    neither of the Companies has received from a Governmental Authority any unresolved written notice or claim that: (A) the operations of the Companies are in violation in any material respect of any Environmental Law; or (B) the Companies are responsible (or potentially responsible) for a material Response Action;
(iv)    neither of the Companies: (A) is subject to any unsatisfied judgment, decree, stipulation or injunction under Environmental Law; or (B) is a party to any Action under Environmental Law before any court or quasi-judicial or administrative agency of any United States federal, state, local, or foreign jurisdiction, or to the Knowledge of the Companies, is threatened to be made a party to any such Action, that would reasonably be expected to result in either of the Companies incurring material liability;
(v)    the Companies have not placed, stored or generated at, on, under or about any Leased Real Property, including structures thereon, Hazardous Substances except in compliance in all material respects with Environmental Laws; and
(vi)    the Companies: (A) have not received any written notice or claims that the Companies may be liable or named as a party potentially responsible for material environmental liabilities as a result of the transport or Release of a Hazardous Substance; and (B) have no Knowledge of any Release or threatened Release of any Hazardous Substance on any of the Leased Real Property or any other real property which was formerly owned or leased by either of the Companies or any Affiliate of either of the

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Companies, which Release of Hazardous Substances would reasonably be expected to have a Material Adverse Effect.
(c)    Notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this Section 4.14 constitute the sole and exclusive representations and warranties of the Companies with respect to any Environmental Laws, Response Actions or Hazardous Substances.
4.15    Real Property
.
(a)    Leased Real Property. Schedule 4.15(a) of the Disclosure Schedule contains a true and complete list of: (i) the address of each parcel of real property which is leased by each Company as lessee or sublessee together with the identity of the lessor or sublessor of such real property and the identity of the Company which is the lessee or sublessee of such real property; and (ii) the address of each parcel of real property which is leased by each Company as lessor or sublessor together with the identity of the lessee or sublessee and the identity of the Company which is the lessor or sublessor of such real property (all of the real property listed in Schedule 4.15(a) being hereinafter the “Leased Real Property”). Schedule 4.15(a) of the Disclosure Schedule also contains a list, identifying by parties and dates, of all leases pursuant to which the Leased Real Property is leased by either of the Companies, whether as tenant, lessee or sublessee or as lessor or sublessor (each such lease being hereinafter a “Real Property Lease”). Except for the Real Property Leases listed in Schedule 4.15(a) of the Disclosure Schedule, there are no other leases relating to any Leased Real Property and there is no real property which is used in the conduct of the business except for the Leased Real Property and real property at which the Companies perform services for customers. True and complete copies of each Real Property Lease have been made available or delivered to Buyer prior to the date of this Agreement. Each Real Property Lease is in full force and effect and is valid, binding and enforceable in accordance with its respective terms, in each case, except as enforceability may be limited by the Enforceability Exceptions. Neither of the Companies nor, to the Knowledge of the Companies, any other party to any of the Real Property Leases is in violation of, in any material respect, any of the terms of any such Real Property Lease and no event or condition has occurred with respect to either of the Companies or, to the Knowledge of the Companies, with respect to any other party to any of the Real Property Leases, that with the passage of time or giving of notice (or both) would constitute a material default under any Real Property Lease. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not require the consent of any party to any Real Property Lease, will not result in a breach or default under the terms of any Real Property Lease and will not cause any Real Property Lease to

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cease to be legal, valid, binding, enforceable (subject to the Enforceability Exceptions) and in full force and effect immediately following the Closing, in each case except to the extent otherwise required in connection with or resulting from the execution and delivery of the New Lease Agreements concurrently with the Closing.
(b)    Owned Real Property. Neither of the Companies own any interest in any real property. Neither of the Companies owns, holds, is obligated under or is a party to, any option, right of first refusal or other contractual right or obligation to purchase, acquire, sell, assign or dispose of any real property or any portion thereof or interest therein.
4.16    Brokers and Finders
. Except as set forth on Schedule 4.16 of the Disclosure Schedule, no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection with the transactions contemplated by this Agreement or any Related Agreement based on any agreement by or on behalf of any Company for which Buyer or any Company would be liable following Closing.
4.17    Affiliate and Related Party Transactions
. Schedule 4.17 of the Disclosure Schedule sets forth a true and complete list of all Contracts between: (a) any Company, on the one hand, and any Seller or Seller Related Party with respect to such Seller on the other hand; and (b) any Company, on the one hand, and any Related Party with respect to such Company on the other hand except, in each of clauses (a) and (b) above, for any Related Agreement, employment agreements, equity-related agreements and comparable equity arrangements and Benefit Plans or Paychex Benefit Plans (such Contracts set forth on Schedule 4.17 of the Disclosure Schedule, the “Affiliate Contracts”).
4.18    FCPA and Anti-Corruption
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(a)    Neither of the Companies and, to the Knowledge of the Companies, no Employee of either of the Companies has, in connection with the business of any Company, itself or, to the Knowledge of the Companies, any of its agents, representatives, sales intermediaries, or any other third party, in each case, acting on behalf of the Companies, taken any action in violation of the FCPA or other applicable Bribery Legislation (in each case to the extent applicable).
(b)    None of the Companies, nor, to the Knowledge of the Companies, any Employee of the Companies has been, subject to any actual, pending, or threatened Actions, or made any voluntary disclosures to any Governmental Authority, involving the Companies in any way relating to applicable Bribery Legislation.
4.19    Product Liability
. Except as set forth in Schedule 4.19 of the Disclosure Schedule, during the ten (10) year period immediately preceding the date hereof, neither of the Companies nor, to the Knowledge of the Companies, a third party on behalf of any Company has (i) manufactured and sold any product that was, at the time of such manufacture and sale, not in compliance in all material respects with all applicable Laws or not in conformity in all material respects with all specifications and warranties made or deemed made with respect to such product, (ii) initiated or been required to initiate a product recall or similar action with respect to any products manufactured or sold by any Company, (iii) voluntarily recalled or suspended any product for reasons of safety and efficacy, (iv) notified, or, to the Knowledge of the Companies, been required to notify, any Governmental Authority of any material defect in any product manufactured or sold by any Company or (v) experienced or, to the Knowledge of the Companies, been threatened in writing with, any product liability, warranty or other similar claim against any Company alleging that any product of any Company is defective or fails to meet any product or service warranties or guaranties and which would reasonably be expected to be materially adverse to the Companies.
4.20    Top Customers and Top Suppliers
.
(a)    Schedule 4.20(a) of the Disclosure Schedule contains a true and correct list of the top ten (10) suppliers of the Companies, whether of products or services or otherwise, by dollar volume of sales and purchases, respectively, for the 12 month period ended September 30, 2020 (each such supplier, a “Top Supplier”).  No Company has received written notice, nor do the Companies have Knowledge, that any Top Supplier intends to cancel, or otherwise materially and adversely modify its relationship with the any of the Companies (whether related to payment, price or otherwise).
(b)    Schedule 4.20(b) of the Disclosure Schedule contains a true and correct list of the top twenty (20) customers of the Companies, including distributors and licensees, in each case, determined by revenues generated in connection with such customers for the 12 month period ended September 30, 2020 (each such customer, a “Top Customer”).  No Company has received written notice, nor do the Companies have Knowledge, that any Top Customer intends to cancel,

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or otherwise materially and adversely modify its relationship with any Company (whether related to payment, price or otherwise).
(c)    Prior to the date hereof, the Companies have delivered to Buyer a true, correct and complete list of the orders, as of December 14, 2020, from customers of the Business, identified by customer name, the total dollar amount of each such individual order and the business with respect to which such order has been placed, with respect to which orders, either the production of the components comprising the products to be sold to the customer has not yet begun or production of such components has begun and has either not yet been completed or has been completed but installation of the system for which such components have been produced has not yet been completed (such orders being hereinafter individually a “Customer Backlog Order” and collectively the “Customer Backlog Orders”). Each of the Customer Backlog Orders is represented by a written agreement with the customer which has not been cancelled and, to the Knowledge of the Companies, is a valid and binding agreement of the applicable customer. To the Knowledge of the Companies and assuming that Buyer operates the Companies after the Closing in substantially the same manner in which the Companies are operated prior to the Closing, the amount by which the dollar amount to be paid to the Companies for the Customer Backlog Orders on an aggregate basis (including, for the avoidance of doubt, the costs if any, incurred by the applicable business prior to December 14, 2020) as a percentage of the total amount to be paid to the Companies for the Customer Backlog Orders on an aggregate basis, is at least equal to the budgeted gross margin set forth in Schedule 4.20(c) of the Disclosure Schedule, with respect to the Customer Backlog Orders, which budgeted gross margin with respect to the Customer Backlog Orders is based on good faith determinations of the Companies applying reasonable assumptions and methodologies that are consistent with the Companies’ historical gross margin determinations.
4.21    Tangible Properties; Encumbrances. Schedule 4.21 of the Disclosure Schedule contains a true and correct list of each item of tangible property that is reflected in the Latest Balance Sheets. Each of the Companies has good and valid title to, or a valid leasehold interest in, all of its tangible properties and, on the Closing Date, each of the Companies will continue to have good and valid title to, or a valid leasehold interest in, all of its tangible properties and, with respect to the tangible properties which are owned by each of the Companies, as of the Closing Date such tangible properties will be free and clear of all Liens other than Permitted Liens. None of the tangible properties of either of the Companies are subject to any consignment arrangement.
4.22    Warranties. Schedule 4.22 of the Disclosure Schedule contains a list and description of all of the material product or service warranties which have been made or issued by either of the Companies at any time during the five (5) year period ending on the date hereof. Except for the warranties listed in Schedule 4.22 of the Disclosure Schedule, there are no material warranties which have been made by either of the Companies during the five (5) year period ending on the date hereof with respect to products sold or services performed by either of the Companies under the terms of which any Person would be entitled to replacement of any products made by either of the Companies having an aggregate value in excess of One Hundred Thousand Dollars ($100,000) or entitled to performance of services by either of the Companies

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for such Person without charge, which services have a value at the current rate charged by the applicable Company for such services, in excess of One Hundred Thousand Dollars ($100,000). Except for the customers identified in Schedule 4.22 of the Disclosure Schedule, the Companies have not granted any warranties that require either Company to pay to a customer the amount of the revenues lost by the Customer in connection with a warranty claim.
4.23     Inventory, Accounts Receivable; Accounts Payable.
(a)    Inventory. All inventory shown on the Latest Balance Sheets and all inventory produced since the date of the Latest Balance Sheets consists of merchandise of a quality and quantity usable and saleable in the Ordinary Course of Business consistent with past practices and, except as set forth on Schedule 4.23(a) of the Disclosure Schedule, without the need to discount such inventory and the reserves for such inventory are adequate and calculated consistent with past practices. In the reasonable business judgment of the Companies, the quantities of inventory are not excessive, but are reasonable in the present circumstances of the Companies.
(b)    Accounts Receivable. All of the accounts receivable of the Companies that are reflected on the Latest Balance Sheets have arisen from arms’ length transactions by either of the Companies and, to the Knowledge of the Companies, except as set forth on Schedule 4.23(b) of the Disclosure Schedules, are good and collectible within ninety (90) days of their due date (except for longer payment periods as may be agreed to by any of the Companies and the payee) in their face amounts net of reserves for doubtful accounts set forth in the Latest Balance Sheets. There are no disputed accounts receivable, all credits due the debtors of the accounts receivable have been deducted and the accounts receivable are subject to no defense or setoff and, to the Knowledge of the Companies, no Person owing any such accounts receivable has filed under the provisions of any bankruptcy, reorganization, insolvency or other similar Laws.
(c)    Accounts Payable. The accounts payable of the Companies that are reflected on the Latest Balance Sheets have all been incurred in the Ordinary Course of Business of the Companies and, except as set forth on Schedule 4.23(c) of the Disclosure Schedule, none of such accounts payable represent obligations pursuant to transactions with Related Parties.
4.24    Bank Accounts. Schedule 4.24 of the Disclosure Schedule contains a complete and correct list setting forth the name of each bank in which either of the Companies has any account, lock box, safe deposit box or borrowing privileges and a list of the names of all persons authorized to withdraw any funds from any such account or lock box, to have access to any such account, lock box or safe deposit box or to borrow therefrom, as the case may be. Prior to the date hereof, the Companies have delivered to the Buyer a true and correct list of the account numbers for each account maintained by either of the Companies at each bank identified in Schedule 4.24 of the Disclosure Schedule.
4.25    No Other Representations or Warranties

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. Notwithstanding any provision of this Agreement to the contrary, except for the representations and warranties made by the Companies in this Article 4, none of the Companies, any Associated Person thereof nor any other Person makes any representation or warranty with respect to the Companies or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Buyer, or any of its Associated Persons, of any documentation, forecasts, projections, plans or other information with respect to any one or more of the foregoing. Except for the representations and warranties made by the Companies in this Article 4, all other representations and warranties made by the Companies or any Associated Person with respect to the Companies or the Business, whether express or implied, are expressly disclaimed by the Companies; provided that, nothing in the foregoing provisions of this sentence shall be deemed or construed to limit or impair in any way, the scope or effectiveness of the representations and warranties of the Sellers contained in Article 3.
Article 5

Representations and Warranties of Buyer
Buyer hereby represents and warrants to Sellers that:
5.1    Due Organization
. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization.
5.2    Due Authorization
. Buyer has full power and authority to enter into, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and thereby have

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been duly and validly authorized by the board of directors of Buyer and no other corporate actions or proceedings on the part of Buyer are necessary to authorize this Agreement and Buyer’s Related Agreements and the transactions contemplated hereby and thereby. Buyer has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes, and Buyer’s Related Agreements, upon execution and delivery by Buyer will constitute, legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms, in each case, except as such enforceability may be limited by the Enforceability Exceptions.
5.3    Non-Contravention; Consents and Approvals
.
(a)    The execution, delivery and performance by Buyer of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and thereby will not (i) violate any Law to which Buyer or any of its properties or assets are subject; (ii) violate or conflict with the Governing Documents of Buyer; (iii) violate or result in a breach or default (or give rise to any right of termination, cancellation or acceleration), with or without the giving of notice, the lapse of time, or both, under any material Contract to which Buyer is a party; or (iv) except with respect to a Lien on the Equity Securities to be granted by the Buyer on the Closing Date in connection with the Buyer’s financing of the transactions contemplated by this Agreement, result in the creation of any Lien upon any of the assets or properties of Buyer.
(b)    Except for the Antitrust Approvals, the execution, delivery and performance by Buyer of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and thereby will not require any filing or registration by Buyer with, or notice by Buyer to, or authorization, qualification, consent, order or approval or other action with respect to Buyer by, any Governmental Authority; provided, however, that no representation or warranty is made with respect to filings, registrations, notices, authorizations, qualifications, consents, orders, approvals or actions that, if not made or obtained, will not materially impair Buyer’s ability to consummate the transactions contemplated by, and to discharge its obligations under, this Agreement and the Related Agreements.
5.4    Limitation on Warranties

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. Buyer is consummating the transactions contemplated by this Agreement and the Related Agreements without any representation or warranty, express or implied, by any Person, except for the representations and warranties of Sellers expressly and specifically set forth in Article 3 and the Companies expressly and specifically set forth in Article 4 hereof, each as qualified by the Disclosure Schedule, which shall constitute the sole representations and warranties of Sellers and the Companies with respect to this Agreement and the transactions contemplated hereby, and Buyer has not relied on any other representation or warranty. Without limiting the foregoing, Buyer agrees that, except to the extent expressly set forth in the representations and warranties in Article 3 or Article 4 hereof, each as qualified by the Disclosure Schedule, (i) no Seller nor any of its Associated Persons is making any representation or warranty, express or implied, as to the accuracy or completeness of any information, including in any legal opinions, memoranda, summaries or any other information, document or material, made available to Buyer or any of its Associated Persons in “data rooms,” sales memoranda, management presentations or otherwise provided in expectation of the transactions contemplated by this Agreement and the Related Agreements and (ii) no Seller nor any of its Associated Person will be subject to any liability to Buyer or any other Person resulting from the distribution or use by Buyer or any of its Associated Persons of any such information. Without limiting the foregoing, Buyer agrees that, with respect to any projection or forecast delivered by or on behalf of Seller or the Companies to Buyer, Buyer hereby acknowledges and agrees that (A) there are uncertainties inherent in attempting to make such projections and forecasts, estimates and plans, that Buyer is familiar with such uncertainties, (B) the accuracy and correctness of such projections and forecasts may be affected by information which may become available through discovery or otherwise after the date of such projections and forecasts and (C) except to the extent expressly set forth in the representations and warranties in Article 3 or Article 4 hereof, each as qualified by the Disclosure Schedule Sellers, the Companies and their respective Associated Persons make no representations or warranties whatsoever with respect to such projections and forecasts.
5.5    Litigation
. Buyer is not (a) subject to any unsatisfied Governmental Order or (b) a party to any Action, or to the knowledge of Buyer, is threatened to be a party to any Action, which in the case of either clause (a) or (b), would adversely affect or delay Buyer’s performance under this Agreement or the consummation of the transactions contemplated hereby.
5.6    Financing

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. Notwithstanding any other provision of this Agreement to the contrary, Buyer understands and acknowledges that the obligations of Buyer to consummate the transactions contemplated by this Agreement and the Related Agreements are not in any way contingent upon or otherwise subject to Buyer’s consummation of any financing arrangement, Buyer’s obtaining of any financing or the availability, grant, provision or extension of any financing to Buyer. Buyer has access to committed sources of cash and lines of credit, in each case available immediately prior to Closing, sufficient to pay the Purchase Price and to otherwise satisfy its obligations and consummate the transactions contemplated by this Agreement and the Related Agreements.
5.7    Acquisition for Investment
. Buyer is aware that the Equity Securities being acquired by Buyer pursuant to the transactions contemplated by this Agreement have not been registered under the Securities Act or under any state securities laws. Buyer is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and Buyer is purchasing the Equity Securities solely for investment and not with a view toward, or for sale in connection with, any distribution thereof within the meaning of the Securities Act, nor with any present intention of distributing or selling any of the Equity Securities. Buyer acknowledges that the Equity Securities may not be sold or otherwise disposed of without registration under the Securities Act, pursuant to an exemption from the Securities Act or in a transaction not subject thereto.
5.8    Brokers and Finders
. No broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection with the transactions contemplated by this Agreement or any Related Agreement based on any agreement by or on behalf of Buyer for which any Seller would be liable following the Closing.
5.9    R&W Insurance Policy

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. Attached hereto as Exhibit G is a true, correct and complete copy of the R&W Insurance Policy, in form and substance reasonably satisfactory to Sellers, which has been bound by the R&W Insurer as of the date hereof, which R&W Insurance Policy has not been amended, terminated or modified. On or prior to the date hereof, Buyer has paid the deposit fee and all other payments or fees and taken all necessary actions to bind Buyer’s coverage under the R&W Insurance Policy on or before the date hereof. The R&W Insurance Policy expressly provides that the R&W Insurer thereunder (a) waives, and agrees not to pursue, directly or indirectly, any subrogation rights against Sellers, the Companies or any of their respective Associated Persons (other than in the case of Fraud) with respect to any claim made by any insured thereunder and (b) agrees that Buyer shall have no obligation to pursue any claim against Sellers, the Companies or any of their respective Associated Persons in connection with any Loss thereunder.
Article 6

Covenants
6.1    Preservation of Records; Post-Closing Access and Cooperation
.
(a)    For a period of seven (7) years after the Closing Date, the Companies shall preserve and retain, all corporate, accounting, legal, auditing, human resources and other books and records of the Companies (including any documents relating to any governmental or non-governmental claims, actions, suits, proceedings or investigations) relating to the conduct of the business and operations of the Companies prior to the Closing Date. On and after the end of such period, Buyer shall, and shall cause its Affiliates to, provide Sellers’ Representative with at least ten (10) Business Days’ prior written notice before destroying, altering or otherwise disposing any such books and records, during which period Sellers’ Representative may elect to take possession, at its own expense, of such books and records. Notwithstanding the foregoing, the Companies shall retain the books and records with respect to Tax matters that are in the possession of the Companies at the Closing until the expiration of the applicable statute of limitations, including any extensions thereof.
(b)    Buyer and the Companies shall, after the Closing Date, afford to Sellers and its employees and representatives reasonable access during normal business hours to (i) the books and records (including for the purpose of examining and copying) of the Companies relating to the conduct of the business and operations of the Companies prior to the Closing Date; (ii) personnel of Buyer, the Companies and their Affiliates for purposes of better understanding such books and records; and (iii) any Tax Returns that are related to a Pre-Closing Period but are to be

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filed after the Closing Date or that relate to a Straddle Period of the Companies, in the case of each of clauses (i) through (iii), to the extent and for a purpose reasonably requested by Sellers.
(c)     For six (6) years from and after the Closing Date, Buyer shall not permit the Companies to amend, repeal or modify any provision in the Companies’ Governing Documents, or any agreement with such officer, director or manager relating to the exculpation or indemnification of former officers, directors and managers as in effect immediately prior to the Closing Date in any manner that would adversely affect in any material respect the rights thereunder of any such officer, director or manager.
6.2    Employees and Benefits
.
(a)    Buyer has no present intention to terminate the employment of any Employees who are employed or engaged by the Companies (including, for the avoidance of doubt, each Employee who is employed or engaged by the Companies as a co-employee of one of the Companies and Paychex, based on certain professional employer organization services provided to the Companies by Paychex) as of immediately prior to the Closing Date (“Continuing Employees”). Buyer agrees prior to the Closing Date to cooperate with and to provide information to the Companies as necessary or appropriate to comply with or satisfy any requirement or custom to consult with or provide information to, with respect to any of the transactions contemplated by this Agreement, any employee or labor organization representing or related to employees of any of the Companies.
(b)    For a period of no less than one (1) year following the Closing Date, Buyer shall, or shall cause the Companies to, provide to each Continuing Employee who is not covered by a collective bargaining agreement, (i) a base salary or wages that are not less than the base salary or wages provided to such Continuing Employee immediately prior to the Closing, and (ii) other compensation and benefits (including, for the avoidance of doubt, variable, incentive, and bonus pay programs) that are substantially comparable, in the aggregate, to the other compensation and benefits provided to such Continuing Employees immediately prior to the Closing. Notwithstanding the foregoing, nothing in the preceding sentence shall be deemed to require compensation, including wages, and variable, incentive and bonus pay programs which the Buyer is required to cause the Companies to provide to Continuing Employees, to take into consideration any stay incentive compensation which either of the Companies have, prior to the date hereof, committed to provide to any Continuing Employees in connection with the transactions contemplated by this Agreement and nothing in the preceding sentence shall be deemed to prohibit the Buyer from causing the Companies to reduce the wages, compensation

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and benefits payable to Continuing Employees to the same proportionate degree that the Buyer has reduced the wages, compensation and benefits of the Buyer’s employees.
(c)    To the extent applicable with respect to employee benefit plans, programs and arrangements that are established or maintained by Buyer and its Affiliates (including, for periods after the Closing, the Companies for the benefit of Continuing Employees (“Buyer Plans”)), Continuing Employees (and their eligible dependents) shall be given credit for their service with Companies (i) for all purposes (other than benefit accrual under a defined benefit pension plan) to the extent such service was taken into account under a corresponding Benefit Plan or Paychex Benefit Plan immediately prior to the Closing, and (ii) for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations, and shall be given credit for amounts paid under a corresponding Benefit Plan or Paychex Benefit Plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Buyer Plans. Notwithstanding the foregoing provisions of this Section 6.2(c), service and other amounts shall not be credited to Continuing Employees (or their eligible dependents) to the extent the crediting of such service or other amounts would result in duplication of benefits.
(d)    On and after Closing, Buyer and the Companies shall be responsible for any and all notices, liabilities, costs, payments and expenses arising from any action by Buyer or the Companies (including breach of contract, defamation or retaliatory discharge) regarding the Continuing Employees, including any such liability (i) under any Law that relates to employees, employee benefit matters or labor matters, (ii) for dismissal, wrongful termination or constructive dismissal or termination, or severance pay or other termination pay, or (iii) under or with respect to any benefit plan, program, collective bargaining agreement, Contract, policy, commitment or arrangement of the Companies, including with respect to severance or retention plans, or to the extent such severance or retention plans provide payments or benefits with respect to any Continuing Employee.
(e)    In any termination or layoff of any Continuing Employee by Buyer or the Companies on or after the Closing, Buyer and the Companies will comply fully, if applicable, with the WARN Act and all other applicable Laws requiring notice to employees. Buyer shall not, and shall cause the Companies to not, at any time prior to sixty (60) days after the Closing Date, effectuate a “plant closing” or “mass layoff” as those terms are defined in the WARN Act or similar Laws affecting in whole or in part any facility, site of employment, operating unit or employee of the Companies without complying fully with the requirements of the WARN Act or similar Laws. Buyer and the Companies will bear the cost of compliance with (or failure to comply with) any such laws.
(f)    From and after the Closing Date, to the extent there exist any Company M&A qualified beneficiaries within the meaning of the regulations issued under Section 4980B of the Code (that is, whose qualifying event occurred prior to or in connection with the transactions contemplated hereby), Buyer shall, or shall cause its Affiliates to, assume all obligations to

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provide continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, to such Company M&A qualified beneficiaries
(g)    Notwithstanding the preceding provisions of this Section 6.2, this Section 6.2 is not intended to and shall not (i) create any third party rights, (ii) amend any Benefit Plan, Paychex Benefit Plan or Buyer Plan, (iii) require Buyer or any Company to continue any Benefit Plan or Paychex Benefit Plan beyond the time when it otherwise lawfully could be terminated or modified or (iv) provide any Continuing Employee with any rights to continued employment, severance pay or similar benefits following any termination of employment.
6.3    Public Announcements
. Buyer shall prepare a press release to be issued by Buyer promptly after the Closing and, prior to issuance of any such press release, Buyer shall provide a copy of the terms of the same to Sellers’ Representative and consider in good faith the comments of the Sellers’ Representative with respect thereto. Except for the right of the Sellers’ Representative to be provided a copy of the Buyer’s press release to be issued promptly after the Closing, the Buyer will have the right to issue any other press release and make other public statement with respect to this Agreement or the transactions contemplated hereby without any prior review by the Sellers’ Representative. None of the Sellers or any of their Associated Persons shall issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby except as may be required by Law; provided, that, prior to issuing any such press release or making any such public statement required by Law, the Sellers’ Representative shall, to the extent possible, provide the Buyer advance notice of their obligation to issue such press release or make any such public statement together with a copy of the content of the same and consider in good faith the comments of Buyer with respect thereto. In addition, following the Closing, the Buyer shall have the right to disclose to the customers and suppliers of the Business that the transactions contemplated by this Agreement have been consummated.
6.4    Tax Matters
.

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(a)    Sellers’ Representative shall prepare and timely file, or cause to be timely filed, for the Companies, with reasonable assistance from the Companies, all Tax Returns that are required by Law to be filed for any Taxable period ending on or before the Closing Date. The Tax Returns shall be prepared at the Sellers’ expense in a manner that is consistent with the prior practice of the Companies. Sellers’ Representative shall, at least thirty (30) days prior to filing such Tax Return(s), provide a copy of such Tax Return(s) to Buyer. Buyer shall, within fourteen (14) days of receiving such Tax Return(s), advise Sellers’ Representative regarding any matters in such Tax Return(s) with which it reasonably disagrees. In such case, Sellers’ Representative and Buyer shall reasonably cooperate with each other to reach a timely and mutually satisfactory solution to the disputed matters, if any. Buyer shall prepare and timely file, or cause to be timely filed, all other Tax Returns for the Companies. With respect to all Straddle Periods, such Tax Returns shall be prepared on a basis consistent with the prior practice of the Companies. Buyer shall, at least thirty (30) days prior to filing any Tax Return relating to a Straddle Period, provide a copy of such Tax Return to Sellers’ Representative. Sellers’ Representative shall, within fourteen (14) days of receiving such Tax Return, advise Buyer regarding any matters in such Tax Return with which it reasonably disagrees. In such case, Sellers’ Representative and Buyer shall reasonably cooperate with each other to reach a timely and mutually satisfactory solution to the disputed matters.
(b)    For purposes of this Agreement, in the case of any Taxes that are payable for a Straddle Period, the portion of such Taxes that relate to the Pre-Closing Period (i) in the case of any property or ad valorem Taxes, will be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period, and (ii) in the case of all other Taxes, will be deemed equal to the amount which would be payable as computed on a closing of the books basis if the relevant Tax period ended on the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions computed as if the relevant Tax period ended on the Closing Date), other than with respect to property placed in service after the Closing Date, shall be allocated between the portion of the Tax period ending on the Closing Date and the portion of the Tax period after such date in proportion to the number of days in each such Tax period.
(c)    Responsibility for payment of all United States federal, state, local, non-United States transfer, excise, sales, use, value added, registration, stamp, recording, property and similar Taxes or fees applicable to, imposed upon or arising out of any transaction contemplated by this Agreement (“Transfer Taxes”) will be shared equally by the Buyer on the one hand and the Sellers on the other hand. Buyer shall prepare any Tax Returns with respect to such Transfer Taxes and, with the cooperation of (and payment of the Sellers’ share of such Transfer Taxes by) Sellers’ Representative, timely file such Tax Returns and pay any Transfer Taxes due in connection with any such Tax Return. Buyer and Sellers’ Representative each agrees to timely sign and deliver (or to cause to be timely signed and delivered) such certificates or forms as may be necessary or appropriate and otherwise to cooperate to establish any available exemption from (or otherwise reduce) such Transfer Taxes.

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(d)    Buyer shall notify Sellers’ Representative within thirty (30) days of its receipt of any notice of any U.S. or non-U.S. federal, state or local audits, examinations or other proceedings relating to Taxes or Tax Returns of the Companies (any such proceedings, a “Tax Contest”) for any Pre-Closing Period. Sellers’ Representative (i) shall have the right to control any such Tax Contest; provided, however, Buyer shall have the right to participate in any such Tax Contest, at Buyer’s expense, (ii) shall keep Buyer reasonably informed of the status of such Tax Contest and (iii) shall not settle any such Tax Contest without prior consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. With respect to a Tax Contest for any Straddle Period, Buyer shall have the right to control any such Tax Contest; provided, however, (A) Sellers’ Representative shall have the right to participate in any such Tax Contest, at Sellers’ expense, (B) Buyer shall keep Sellers’ Representative reasonably informed of the status of such Tax Contest (including providing Sellers’ Representative with copies of all written correspondence regarding such Tax Contest) and (C) Buyer shall not settle any such Tax Contest without prior consent of Sellers’ Representative, which consent shall not be unreasonably withheld, conditioned or delayed.
(e)    The Companies and Buyer shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives to reasonably cooperate, at the expense of the requesting party, in preparing and filing all Tax Returns of the Companies, relating to any Pre-Closing Period or Straddle Period, including maintaining and making available to each other all records necessary in connection with Taxes of the Companies relating to any Pre-Closing Period or Straddle Period, and in resolving all disputes and audits with respect to all such periods ending on or before the Closing Date and Straddle Periods.
(f)    Without the consent of Sellers’ Representative, which consent shall not be unreasonably withheld, conditioned or delayed, Buyer shall not file any amended Tax Return for the Companies with respect to any Pre-Closing Period, voluntarily initiate any discussions with a Taxing authority with respect to Taxes or Tax Returns for the Companies with respect to any Pre-Closing Period, or enter into any voluntary disclosure agreement with respect to a Pre-Closing Period, or make any Tax election with respect to any Pre-Closing Period.
(g)    Buyer shall promptly pay or cause to be paid to Sellers’ Representative any Tax refunds or credits attributable to the Companies with respect to any Pre-Closing Period that are received or credited to Buyer or the Companies (or any successors thereof) within ten (10) days after the receipt of such refunds or credits. At the request of Sellers’ Representative, Buyer shall cooperate with Sellers’ Representative in obtaining such refunds, including through the filing of amended Tax Returns or refund claims as prepared by Sellers’ Representative, at its own expense.
(h)    The Parties agree to treat the purchase of the TerraSmart Equity Securities and the TerraTrak Equity Securities consistently with Revenue Ruling 99-6, Situation 2, and accordingly, Buyer shall be treated for Tax purposes as acquiring the assets of TerraSmart and TerraTrak, and each Seller shall be treated as selling a partnership interest, in each case in exchange for the consideration paid for the TerraSmart Equity Securities and the TerraTrak Equity Securities pursuant to this Agreement (including any assumed liabilities to the extent

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properly taken into account under the Code). Each of Buyer and Sellers shall prepare and timely file all relevant Tax Returns on a basis consistent with the foregoing and take no inconsistent position on any Tax Return, in any audit or similar proceeding relating to Taxes before any Governmental Authority, or otherwise, except to the extent otherwise required by applicable Law.
6.5    Termination of Affiliate Agreements
. On or before the Closing Date, except for this Agreement and any Related Agreements and except for those Affiliate Contracts set forth on Schedule 6.5 of the Disclosure Schedule, all Affiliate Contracts shall be terminated in full as of the completion of the Closing without liability, and, from and after the completion of the Closing, (a) the Companies shall have no surviving obligations or liabilities thereunder to any Seller or its Affiliates (other than the Companies) whatsoever and (b) each Seller and its Affiliates (other than the Companies) shall have no surviving obligations or liabilities thereunder to the Companies.
6.6    Sellers’ Representative
.
(a)    Each Seller hereby irrevocably appoints Sellers’ Representative as its agent and attorney-in-fact for and on behalf of such Seller, with full power of substitution, to act in the name, place and stead of such Seller, with respect to the matters contemplated by Section 6.6(b) hereof, and Sellers’ Representative hereby accepts such appointment hereunder.
(b)    Sellers’ Representative shall have such powers and authority as are necessary or appropriate to carry out the functions assigned to him under this Agreement and the Related Agreements. All actions, notices, communications and determinations by Sellers’ Representative to carry out such functions shall conclusively be deemed to have been authorized by, and shall be binding upon, Sellers. Neither Sellers’ Representative nor any of his agents, representatives or Affiliates will have any liability to the Companies or Sellers with respect to actions taken or omitted to be taken by Sellers’ Representative in such capacity (or any of his agents, representatives or Affiliates in connection therewith), except with respect to Sellers’ Representative’s gross negligence or willful misconduct. Sellers’ Representative shall be entitled to engage such counsel, experts and other agents and consultants as he shall deem necessary in connection with exercising his powers and performing his function hereunder and (in the absence of bad faith on the part of Sellers’ Representative) shall be entitled to conclusively rely on the opinions and advice of such Persons. The foregoing shall in no way limit the rights of Sellers’ Representative pursuant to this Agreement. All actions, decisions,

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instructions and notices of Sellers’ Representative taken, made or provided in accordance with this Agreement and Related Agreements shall be conclusive and binding upon Sellers to the same extent as if such Sellers had taken such action, made such decision or provided or received such instruction or notice directly. Buyer may rely (without investigation) upon any representation or action taken by Sellers’ Representative in connection with this Agreement or the Related Agreements and the transactions contemplated hereby and thereby as being authorized by Sellers, and no Party hereto shall have any cause of action against Buyer or the Companies for any action taken by Buyer in reliance upon any such decision, consent, instruction or action.
(c)    Sellers’ Representative shall have the right to recover from the Representative Holdback Amount any reasonable and documented out-of-pocket expenses incurred by Sellers’ Representative in the performance of his duties hereunder (“Charges”), including those resulting from the employment of financial advisors, attorneys, auditors and other advisors and agents assisting in the assessment of arbitration, litigation and settlement of any disputes arising under this Agreement. In the event the remaining Representative Holdback Amount is at any time insufficient to satisfy the Charges, then each Seller will be obligated (severally) to pay its pro rata portion of such deficit. Upon final resolution of all liabilities and obligations of Sellers and full reimbursement of all Charges of Sellers’ Representative as provided herein, in each case, as determined in Sellers’ Representative’s sole discretion, Sellers’ Representative shall distribute any remaining portion of the Representative Holdback Amount to Sellers in accordance with their pro rata ownership of the Equity Securities.
(d)    Sellers’ Representative may resign for any reason or no reason, at any time. If Sellers’ Representative resigns, then a replacement Sellers’ Representative shall be designated by Sellers having a majority of the Equity Securities. Any such replacement will have the full power and authority of Sellers’ Representative hereunder.
(e)    The relationship between Sellers’ Representative, on the one hand, and each Seller, on the other hand, created herein shall not be construed as a joint venture or any form of partnership between or among Sellers’ Representative and such Seller for any purpose, including without limitation, federal or state income tax purposes. Neither Sellers’ Representative nor any of its Affiliates owes any fiduciary or other duty to any Seller.
6.7    Restrictive Covenants
. As a condition and material inducement to Buyer’s willingness to enter into this Agreement and to purchase the Equity Securities hereunder, and to protect the value and

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goodwill of the business conducted by the Companies and the substantial investment made by Buyer, each Seller hereby covenants and agrees as follows:
(a)    Non-Competition
. With respect to each Seller, during the period of five (5) years commencing on the Closing Date, such Seller shall not, and shall cause such Seller’s Affiliates not to, directly or indirectly, own, control, operate, conduct, engage in, provide loans or financing to, participate in, consult with, perform services for, permit its name to be used by or in connection with, or otherwise carry on any business that competes with the Business, as conducted as of the date hereof, anywhere in the world. Notwithstanding the foregoing, the restrictions set forth in this Section 6.7(a) shall not prohibit any Seller or any of such Seller’s Affiliates from: (i) being a passive owner of not more than two percent (2%) in the aggregate of an outstanding class of publicly traded securities, or (ii) performing services as an employee on behalf of Buyer or the Companies, as applicable.
(b)    Non-Solicitation. With respect to each Seller, during the period of five (5) years commencing on the Closing Date, such Seller shall not, and shall cause such Seller’s Affiliates not to, directly or indirectly (i)(A) solicit, induce, or otherwise cause, or attempt to solicit, induce, or otherwise cause, any customer, supplier, licensor, licensee or other Person engaged in a business relationship with either Company, or any prospective customer, supplier, licensor, licensee or other Person to be engaged in a business relationship with either Company that has been contacted or targeted for contact by either Company or by any employees of TerraSmart Management Corp. on or before the Closing Date (any such current or prospective customers, suppliers, licensors, licensees and Persons contacted or targeted for contact by the Business being hereinafter “Targeted Customers”) to terminate, curtail, or otherwise adversely modify its relationship with the Companies, or (B) take any actions that are intended to interfere in any way with the relationship between the Business and any of its Targeted Customers; or (ii)(A) cause, induce, or attempt to cause or induce any employee, consultant, or independent contractor of either Company to terminate its relationship with such Company; (B) in any way interfere with the relationship between a Company and any of its employees, consultant, or independent contractors; or (C) hire, retain, employ, or otherwise engage or attempt to hire, retain, employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee, consultant, or independent contractor of either Company, other than any such employee, consultant or independent contractor who has ceased to be employed or engaged by either Company for a period of at least six (6) months prior to the date of any such solicitation or hiring or who has responded to a general solicitation of employment or engagement not specifically targeted at such Person).
(c)    Confidentiality. From and after the Closing, each Seller agrees that he or she shall not, except (i) with the prior written consent of Buyer, (ii) to the extent required by Law, (iii) as required in connection with, if applicable, such Seller’s employment by either of the Companies or (iv) to the extent necessary to assert its rights under this Agreement in any court or alternative dispute resolution proceeding, disclose to any Person or use to the detriment of the Companies, any Confidential Information. For purposes of this Section 6.7(c), “Confidential

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Information” means any trade secret or other proprietary information of the Companies that is not generally known by or available to the public, whether of a technical, business or other nature, including, without limitation, information relating to the technology, products, research, services, methodologies, business plans, finances, marketing plans, employees, customers, prospects or other affairs, in each case, of the Companies; provided, that Confidential Information shall not include any of the foregoing which (A) is or becomes publicly known without breach of this Section 6.7(c) by such Seller or (B) is lawfully obtained by such Seller, its Affiliates or any of their respective agents and other representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation.
(d)    Equitable Remedies
. Each of the Sellers acknowledges and agrees that (i) Buyer and its Affiliates would suffer irreparable and ongoing damages (including a significant loss of the value and goodwill of the Companies purchased pursuant to this Agreement) in the event that any provision of this Section 6.7 were not performed in accordance with its terms or otherwise were breached; and (ii) monetary damages, even if available, alone would not be an adequate remedy for any such non-performance or breach. Accordingly, each of the Sellers (on his or her behalf and on behalf of his or her Affiliates) agrees that in the event of any breach or threatened breach of any provision of this Section 6.7, Buyer shall be entitled, in addition to all other rights and remedies that it may have existing in its favor at law, in equity or otherwise, to seek injunctive or other equitable relief (including a temporary restraining order, a preliminary injunction and a final injunction) to prevent any such breach or threatened breach and to enforce such provisions specifically, without the necessity of posting a bond or other security or of proving actual damages.
(e)    General Acknowledgements
. Each of the Sellers (on his or her behalf and on behalf of his or her Affiliates) acknowledges and agrees that (i) the covenants applicable to such Seller set forth in this Section 6.7 constitute a material inducement to Buyer’s willingness to enter into this Agreement and consummate the transactions contemplated hereby and are an integral part of the transaction contemplated hereby; (ii) but for these covenants, Buyer would not have entered into this Agreement or agreed to acquire the Equity Securities; and (iii) each of the covenants set forth in this Section 6.7 is reasonable with respect to its scope, geographic area and duration and is necessary to protect Buyer’s legitimate business interests (including the value and goodwill of the Companies purchased by Buyer pursuant to this Agreement).
6.8    Non-Recourse Persons

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. Notwithstanding anything that may be expressed or implied in this Agreement to the contrary, Buyer agrees and acknowledges, both for itself and Associated Persons and their respective successors and assigns, that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Associated Person of either Sellers or the Companies (other than Sellers) or any of their respective successors and assigns, whether in their capacity as such or otherwise, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Associated Person of either of the Sellers or the Companies (other than the Sellers), whether in their capacity as such or otherwise, for any obligation of the Companies or Sellers under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.
Article 7

Indemnification
7.1    Survival
.
(a)    Each of the representations and warranties of Sellers and the Companies contained in Article 3 and Article 4, respectively, shall survive the Closing until the date which is eighteen (18) months after the Closing Date (the “Release Date”); provided, however, that: the Fundamental Representations shall survive the Closing until the day immediately preceding the tenth (10th) anniversary of the date hereof and the representations and warranties contained in Section 4.11 shall survive the Closing until sixty (60) days following the expiration of the statute of limitations applicable to Actions which may be commenced by any Person against either of the Companies which respect to matters which are the subject of the representations and warranties contained in such Section. The covenants and agreements contained herein that by their terms apply or are to be performed on or prior to the Closing shall terminate as of and shall not survive the Closing. The covenants of Sellers contained in Section 7.2(b)(iii), Section 7.2(b)(iv), Section 7.2(b)(v) and Section 7.2(b(vi) shall survive the Closing until sixty (60) days following the expiration of the statute of limitations applicable to Actions which may be commenced by any Person against either of the Companies with respect to the liabilities described in any such sections. All other covenants and agreements contained herein that by their terms apply or are to be performed following the Closing shall survive the Closing in accordance with their terms, or if no term is specified, until fully performed. Subject to Section 7.1(b), no Seller shall have any liability to any Buyer Indemnitee for any breach of any representations, warranties, covenants or agreements after the expiration of the applicable survival period specified herein. For the avoidance of doubt, there shall be no limit on the period of time within which the Buyer Indemnitees shall have the right to commence any Action against the Sellers for Fraud other than the limits provided by the applicable statute of limitations with respect to such claims based on the date of accrual of such claims.

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(b)    If any Claims Notice (as defined below) is given in good faith in accordance with the terms of Section 7.4 on or prior to the end of the applicable survival period in respect of a breach of any representations or warranties or any covenants or agreements contained in this Agreement, then the claims specifically set forth in the Claims Notice shall survive until such time as such claim is finally resolved.
(c)    Notwithstanding anything to the contrary in this Agreement, the survival periods set forth in this Section 7.1 shall not affect or otherwise limit any claim made or available under any R&W Insurance Policy.
7.2    Indemnification by Sellers.
(a)    Subject to the other terms and conditions of this Article 7, from and after the Closing, each Seller shall, on a several basis, indemnify, defend and hold harmless the Buyer, its Affiliates (including the Companies) and their respective officers, directors, employees and equityholders (each of the Buyer, its Affiliates, and such officers, directors, employees and equityholders and, following the Closing Date, the Companies, being hereinafter individually a “Buyer Indemnitee” and collectively the “Buyer Indemnitees”) from and against any and all Losses (with each Seller responsible only for such Seller’s applicable pro rata portion of any such Losses based on his or her Pro Rata Percentage) incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of (i) any breach of or inaccuracy in such Seller’s representations and warranties contained in Article 3 hereof, in each case, for purposes of determining whether there has been any such breach or inaccuracy in any representation or warranty and for purposes of determining the amount of Losses arising from or as a result of such breach or inaccuracy in any representation or warranty, giving effect to any “Knowledge” qualifiers and/or dollar thresholds but without giving effect to materiality, Material Adverse Effect or similar phrases or qualifiers in the representations and warranties and (ii) any breach by such Seller of any covenant or agreement of such Seller contained in Section 6.7.
(b)    Subject to the other terms and conditions of this Article 7, from and after the Closing, each Seller shall, on a joint and several basis, indemnify, defend and hold harmless the Buyer Indemnitees from and against any and all Losses (with each Seller responsible only for any Losses under this Article 7 up to a maximum amount equal to the portion of the Purchase Price actually received by such Seller hereunder) incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:
(i)    any breach of or inaccuracy in any of the representations and warranties of the Companies in Article 4, in each case, for purposes of determining whether there has been any such breach or inaccuracy in any representation or warranty and for purposes of determining the amount of Losses arising from or as a result of such breach or inaccuracy in any representation or warranty, giving effect to any “Knowledge” qualifiers and/or dollar thresholds but without giving effect to materiality, Material Adverse Effect or similar phrases or qualifiers in the representations and warranties, except with respect to the representations and warranties contained in Section 4.5(a);

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(ii)    any breach of any covenant or agreement contained in this Agreement by Sellers or the Companies (other than in respect of Section 6.7, any breach of which shall be subject to Section 7.2(a)(ii));
(iii)    any liabilities for Indebtedness to the extent not paid at Closing or taken into account in the determination of the Final Purchase Price;
(iv)    to the extent not otherwise recoverable under the R&W Insurance Policy, any liabilities for Taxes imposed on the Companies: (i) attributable to any Pre-Closing Period or resulting from actions taken by the Companies on or prior to the Closing Date (prior to the Closing) or (ii) as a result of any Company being (or ceasing to be) on or prior to the Closing Date a transferee or successor by Contract or otherwise, of any Taxes which relate to an event occurring on or before the Closing Date;
(v)    any liabilities of TerraSmart for indemnification of Deloitte pursuant to and in accordance with the terms of the Deloitte Engagement Letter, but excluding any liabilities incurred by TerraSmart for indemnification of Deloitte as a result of or relating to any Action or claim made by Buyer or any of its Affiliates against Deloitte in connection with the transactions contemplated by this Agreement; and
(vi)    any liabilities incurred by TerraSmart under the terms of the TerraSmart Guaranty.
7.3    Limitations
.
(a)    Notwithstanding anything contained in this Agreement to the contrary, the maximum aggregate amount of indemnifiable Losses that may be recovered by the Buyer Indemnitees from the Sellers with respect to indemnification claims made pursuant to Section 7.2(a)(i) (other than in respect of Seller Fundamental Representations) or pursuant to Section 7.2(b)(i) (other than in respect of Company Fundamental Representations) shall be the Indemnity Escrow Amount (the “Cap”), which Losses shall be satisfied solely from the Indemnity Escrow Fund. For the avoidance of doubt, the Buyer Indemnitees’ sole recovery for any Losses in excess of the Cap which arise as a result of an indemnification claim pursuant to Section 7.2(a)(i) for a breach of or inaccuracy in any of the representations and warranties of the Sellers contained in Article 3 which are not Seller Fundamental Representations or which arise as a result of an indemnification claim pursuant to Section 7.2(b)(i) for a breach of or inaccuracy in any of the representations and warranties of the Companies contained in Article 4 which are not Company Fundamental Representations shall be satisfied through the R&W Insurance Policy.
(b)    Notwithstanding anything contained in this Agreement to the contrary, with respect to indemnifiable Losses that may be recovered by the Buyer Indemnitees pursuant to Section 7.2(b)(i) based on a breach of any Company Fundamental Representation, subject to the provisions of this Article 7, the Sellers shall, on a joint and several basis, be obligated to indemnify the Buyer Indemnitees from and against the full amount of such Losses; provided that

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(i) any such Losses shall be satisfied first from the then-remaining Indemnity Escrow Fund and (ii) after the Indemnity Escrow Amount has been exhausted, the Sellers shall be liable to the Buyer Indemnitees (on a joint and several basis) with respect to the breach or inaccuracy of any such Company Fundamental Representation, for the amount of any Losses arising from the breach of the applicable Company Fundamental Representation that have not been covered by the R&W Insurance Policy solely after payments made under the terms of the R&W Insurance Policy (including defense costs, if any) equal the Policy Limit. Notwithstanding anything to the contrary contained in the preceding provisions of this Section 7.3(b), the maximum amount that may be recovered by the Buyer Indemnitees from any Seller pursuant to this Article 7, including, the amount, if any, recovered by the Buyer Indemnitees from any such Seller pursuant to the provisions of Section 7.3(c) and Section 7.9, shall not exceed the portion of the Purchase Price actually received by such Seller hereunder.
(c)    Notwithstanding anything contained in this Agreement to the contrary, with respect to indemnifiable Losses that may be recovered by the Buyer Indemnitees pursuant to Section 7.2(a)(i) based on a breach of any Seller Fundamental Representation, subject to the provisions of this Article 7, the Seller with respect to whom such Seller Fundamental Representation has been breached shall be obligated to indemnify the Buyer Indemnitees from and against the full amount of such Losses; provided that (i) any such Losses shall be satisfied first from the then-remaining Indemnity Escrow Fund and (ii) after the Indemnity Escrow Amount has been exhausted, such Seller shall be liable to the Buyer Indemnitees with respect to the breach or inaccuracy of any such Seller Fundamental Representation, for the amount of any Losses arising from the breach of the applicable Seller Fundamental Representation that have not been covered by the R&W Insurance Policy solely after payments made under the terms of the R&W Insurance Policy (including defense costs, if any) equal the Policy Limit. Notwithstanding anything to the contrary contained in the preceding provisions of this Section 7.3(c), the maximum amount that may be recovered by the Buyer Indemnitees from any Seller pursuant to this Article 7, including, the amount, if any, recovered by the Buyer Indemnitees from any such Seller pursuant to the provisions of Section 7.3(b) and Section 7.9, shall not exceed the portion of the Purchase Price actually received by such Seller hereunder.
(d)    Notwithstanding anything contained in this Agreement to the contrary, any indemnifiable Losses that may be recovered by the Buyer Indemnitees pursuant to Section 7.2(b)(iii) shall be recovered (i) first, from the Sellers (on a joint and several basis) until the amount of the then-applicable retention under the R&W Insurance Policy has been satisfied, (ii) second, to the extent that such Losses are recoverable pursuant to the terms of the R&W Insurance Policy, from the R&W Insurance Policy until the Policy Limit has been exceeded and (iii) third, from Sellers (on a joint and several basis).
(e)    Notwithstanding anything contained in this Agreement to the contrary, any indemnifiable Losses that may be recovered by the Buyer Indemnitees pursuant to Section 7.2(b)(iv) shall be recovered (i) first, from the then-remaining Indemnity Escrow Fund, (ii) second, from the Sellers (on a joint and several basis) until the amount of the then-applicable retention under the R&W Insurance Policy has been satisfied, (iii) third, to the extent that such Losses are recoverable pursuant to the terms of the R&W Insurance Policy, from the R&W

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Insurance Policy until the Policy Limit has been exceeded and (iv) fourth, from Sellers (on a joint and several basis).
(f)    Notwithstanding anything contained in this Agreement to the contrary, any indemnifiable Losses that may be recovered by the Buyer Indemnitees pursuant to Section 7.2(b)(v) shall be recovered (i) first, from the then-remaining Indemnity Escrow Fund and (ii) second, from the Sellers (on a joint and several basis).
(g)    Notwithstanding anything contained in this Agreement to the contrary, the maximum aggregate amount of indemnifiable Losses that may be recovered by the Buyer Indemnitees from Sellers pursuant to this Article 7 shall not exceed an amount equal to the Purchase Price, and the maximum aggregate amount of indemnifiable Losses that may be recovered by the Buyer Indemnitees from each Seller pursuant to this Article 7 shall not exceed the portion of the Purchase Price actually received by such Seller hereunder.
(h)    No Buyer Indemnitee shall be entitled (i) to recover from Sellers more than once in respect of the same Losses or (ii) in respect of any Loss or alleged Loss to the extent such Loss or alleged Loss is included in the determination of the Final Purchase Price pursuant to and in accordance with Section 2.4.
(i)    Notwithstanding anything to the contrary in Sections 7.3(a), 7.3(b), 7.3(c) or 7.3(e), (i) except for claims for indemnification arising with respect to any breach or inaccuracy of any Fundamental Representations, Sellers shall not be liable to any Buyer Indemnitee for any individual claim for indemnification pursuant to Section 7.2(a)(i), Section 7.2(b)(i) or Section 7.2(b)(iv), as applicable, unless the Loss incurred in respect of such claim exceeds $15,000 and (ii) the limitations contained in Section 7.3(a), Section 7.3(b), Section 7.3(c) and clause (i) of this Section 7.3(i) shall not apply to any claim of the Buyer Indemnitees for Fraud.
7.4    Claims Process
.
(a)    All claims for indemnification by a Buyer Indemnitee under Section 7.2 shall be asserted and resolved in accordance with this Section 7.4 and Section 7.5, except with respect to Tax Contests, which shall be governed by Section 6.4(d) in the event of any conflict between Section 6.4(d), on the one hand, and this Section 7.4 and Section 7.5, on the other hand.
(b)    If a Buyer Indemnitee intends to seek indemnification pursuant to Section 7.2, such Buyer Indemnitee shall notify (i) the Sellers’ Representative (other than in connection with a claim for indemnification pursuant to Section 7.2(a) in respect of any breach of or inaccuracy in any of the representations and warranties made by a Seller in Article 3), on behalf of the Sellers or (ii) in the case of any claim by a Buyer Indemnitee pursuant to Section 7.2(a) in respect of any breach of or inaccuracy in any of the representations and warranties made by a Seller in Article 3, such Seller (as applicable, the “Indemnitor”), with a copy to the Sellers’ Representative, in either case in writing of such claim as promptly as practicable after receiving notice of the assertion of any claim or becoming aware of any claim (a “Claims Notice”);

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provided that, no delay in delivering a Claims Notice shall affect such Buyer Indemnitee’s ability to bring a claim hereunder except to the extent the Indemnitor has been materially prejudiced by such delay. Each Claims Notice shall set forth in reasonable detail (A) the facts and circumstances giving rise to such claim for indemnification, including all relevant supporting documentation, (B) the nature and amount of the Losses incurred or expected to be incurred and (C) a reference to the provision(s) of this Agreement in respect of which such Losses have been incurred or are expected to be incurred. Notwithstanding anything to the contrary in this Article 7, in the event that a Claims Notice is delivered pursuant to clause (i) of this Section 7.4(b), the Indemnitor shall be deemed to be all Sellers, the rights and obligations of the Indemnitor under this Article 7 shall be deemed to be the rights and obligations of the Sellers, collectively, and the Sellers’ Representative shall be deemed to be acting on behalf of the Sellers.
(c)    In the event that a Buyer Indemnitee delivers a Claims Notice in respect of a claim or demand against such Buyer Indemnitee by any Person who is not a Buyer Indemnitee (such claim, a “Third Party Claim”), the Indemnitor may, at its own expense, (i) participate in the defense of any such Third Party Claim and (ii) subject to the provisions of Section 7.4(d), upon written notice to the Buyer Indemnitee at any time during the course of any such Third Party Claim, assume and control the defense thereof with counsel of its own choice and, in the event of such assumption, have the exclusive right, subject to clause (i) in the proviso in Section 7.4(e), to settle or compromise such Third Party Claim; provided that, the Indemnitor shall obtain, as a condition of any settlement or other compromise, a full, unconditional and complete release of each Buyer Indemnitee subject to such Third Party Claim. If the Indemnitor assumes such defense, the Buyer Indemnitee shall have the right (but not the duty) to participate in the defense thereof and to engage counsel, at its own expense, separate from the counsel engaged by the Indemnitor. Subject to the provisions of Section 7.4(d), if the Indemnitor is entitled to but elects not to assume the defense of such Third Party Claim and the Buyer Indemnitee defends against or otherwise deals therewith, the Buyer Indemnitee may engage counsel, at the expense of the Indemnitor, which counsel shall be reasonably acceptable to the Indemnitor, and control the defense of such Third Party Claim; provided, however, that the Indemnitor shall be obligated to pay for only one firm of counsel for all Buyer Indemnitees. Whether or not the Indemnitor elects to defend or prosecute any such Third Party Claim, the Parties shall, and shall cause their respective Affiliates to, (A) cooperate in the defense or prosecution of such Third Party Claim, including by providing or making available to the Indemnitor all witnesses, pertinent records, materials and information relating thereto in the Buyer Indemnitee’s possession or under the Buyer Indemnitee’s control (or in the possession or control of any of its representatives) as is reasonably requested by the Indemnitor or its counsel and (B) act in good faith in responding to, defending against, settling or otherwise dealing with Third Party Claims.
(d)    Notwithstanding anything to the contrary contained in clause (ii) of Section 7.4(c), the Indemnitor shall not have the right to assume the control of the defense of any Third Party Claim if: (i) such Third Party Claim relates to or arises in connection with any Action, the object of which is to obtain an injunction, a restraining order, declaratory relief or other non-monetary relief (including criminal penalties) against any of the Buyer Indemnitees; (ii) the Buyer Indemnitees reasonably conclude, upon advice of outside counsel, that, in light of any actual or potential conflict of interest, it would be inappropriate for legal counsel selected by the

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Indemnitor to represent the Buyer Indemnitees in such Third Party Claim; or (iii) the Buyer Indemnitee reasonably determines that an adverse determination with respect to the Action giving rise to such Third Party Claim would be materially detrimental to or injure the Buyer Indemnitees’ reputation or future business prospects or otherwise constitute a Material Adverse Effect. In the event that the Indemnitor does not have the right to assume the control of the defense of any of the foregoing Third Party Claims, the Buyer Indemnitee shall defend against such Third Party Claim in good faith, at its own cost and expense (which cost and expense shall, upon a determination that the Buyer Indemnitees are entitled to indemnification, be included in the amount of the Losses for which the Buyer Indemnitees are entitled to indemnification to the extent such cost and expense is reasonable and documented), and the Indemnitor shall have the right (but not the duty) to participate in the defense thereof and to engage counsel, at its own expense, separate from the counsel engaged by the Buyer Indemnitee.
(e)    Any settlement or compromise made or caused to be made by the Buyer Indemnitee (unless the Indemnitor has the exclusive right to settle or compromise under clause (ii) of Section 7.4(c)) or the Indemnitor, as the case may be, of any Third Party Claim shall also be binding upon the Indemnitor or the Buyer Indemnitee, as the case may be, in the same manner as if a final Governmental Order had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that (i) no liability, restriction, or Loss of any kind or nature shall be imposed on the Buyer Indemnitee as a result of such settlement or compromise without its prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, and (ii) the Buyer Indemnitee shall not settle or compromise any Third Party Claim without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned or delayed.
7.5    Non-Third Party Claims
. A Buyer Indemnitee shall deliver a Claims Notice to the Indemnitor in accordance with Section 7.4(b) promptly upon its discovery of any matter for which the Indemnitor may be liable to the Buyer Indemnitee hereunder that does not involve a Third Party Claim, which Claims Notice shall also state (a) that the Buyer Indemnitee has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Buyer Indemnitee is entitled to indemnification pursuant to this Agreement, and (b) the date such item was paid or accrued, if such item has been paid or accrued. The Buyer Indemnitee shall reasonably cooperate and assist the Indemnitor in determining the validity of any claim for indemnity by the Buyer Indemnitee and in otherwise resolving such matters. Such assistance and cooperation shall include providing reasonable access to and copies of information, records and documents relating to such matters and furnishing Employees to assist in the investigation, defense and resolution of such matters; provided that, the Indemnitor shall be obligated to reimburse the Buyer Indemnitees for the amount of any reasonable and documented costs of photocopying documents, records and information. After the delivery of any Claims Notice pursuant to this Section 7.5, the amount of indemnification to which a Buyer Indemnitee shall be entitled under this Article 7 shall be determined by (i) the written agreement of the Buyer Indemnitee and the Indemnitor, (ii) a final Governmental Order of any Governmental Authority of competent jurisdiction, or (iii) any other means to which the Buyer Indemnitee and the Indemnitor shall agree. The Governmental Order

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of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.
7.6    Escrow Release
. The Indemnity Escrow Fund shall be held and disbursed by the Escrow Agent in accordance with the Escrow Agreement and this Agreement. If and to the extent that any indemnification claims of the Buyer Indemnitees are resolved, prior to the Release Date, by mutual agreement between Buyer and the applicable Indemnitor in accordance with the terms of Sections 7.4 or 7.5, as applicable, the Buyer and the Sellers’ Representative shall promptly execute and deliver joint written instructions to the Escrow Agent directing the Escrow Agent to distribute the mutually agreed upon amount from the Indemnity Escrow Fund to the applicable Buyer Indemnitee. No later than three Business Days following the Release Date, the Buyer and the Sellers’ Representative shall deliver joint written instructions to the Escrow Agent directing the Escrow Agent to distribute to the Sellers’ Representative, for further distribution by the Sellers’ Representative to each Seller in accordance with such Seller’s Pro Rata Percentage, the amount, if any, by which the then remaining amount of the Indemnity Escrow Fund exceeds the aggregate amount, if any, claimed by the Buyer Indemnitees under Section 7.2 pursuant to claims (such claims, the “Outstanding Claims”) properly made in accordance with Sections 7.4 or 7.5, as applicable (and subject to recovery from the Indemnity Escrow Fund), and not fully resolved prior to the Release Date (such amount of the retained Indemnity Escrow Fund, as it may be further reduced after the Release Date by distributions to Sellers’ Representative as set forth below and by recoveries by the Buyer Indemnitees pursuant to Section 7.2 and the Escrow Agreement, the “Retained Escrow Amount”). Promptly following the resolution after the Release Date of any Outstanding Claim made by any Buyer Indemnitee pursuant to Section 7.2: (i) Sellers’ Representative and Buyer shall instruct the Escrow Agent to promptly release from the Retained Escrow Amount to Sellers’ Representative, for further distribution by Sellers’ Representative to each Seller in accordance with such Seller’s Pro Rata Percentage, an aggregate amount of the Retained Escrow Amount equal to any amount of the Outstanding Claim resolved against such Buyer Indemnitee and (ii) Sellers’ Representative and Buyer shall instruct the Escrow Agent to promptly release from the Retained Escrow Amount to Buyer an aggregate amount of the Retained Escrow Amount equal to any amount of the Outstanding Claim resolved in favor of such Buyer Indemnitee.
7.7    Mitigation; Calculation of Losses
.
(a)    In the event of any Loss that may give rise to an indemnification obligation hereunder, the Buyer Indemnitee shall use its, and cause its Affiliates to use their, commercially reasonable efforts to mitigate the consequences of such Loss to the same extent as it would if such Loss were not subject to indemnification under this Agreement. Without limiting the foregoing, Buyer shall pursue recovery for any indemnifiable Loss for which Sellers are otherwise responsible pursuant to Section 7.2 (including, for the avoidance of doubt pursuant to Sections 7.2(b)(iii) and 7.2(b)(iv)) from the R&W Insurance Policy, in each case to the extent that the retention under the R&W Insurance Policy has been satisfied; provided that, for the

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avoidance of doubt, the Buyer Indemnitees shall not be obligated to commence litigation against the R&W Insurer to comply with its covenant to use commercially reasonable efforts to mitigate the consequences of any Loss. Buyer shall not, either prior to or following the Closing, amend, terminate or modify the R&W Insurance Policy in a manner that would adversely affect Sellers, the Companies or their respective Associated Persons without the prior written consent of Sellers’ Representative.
(b)    The amount of any Loss for which indemnification is provided under Section 7.2 shall be net of (i) any amounts actually recovered by any Buyer Indemnitee under insurance policies (including the R&W Insurance Policy), from third parties or otherwise and (ii) any Tax benefit actually realized in cash or a reduction in Taxes payable by the Buyer Indemnitee (or any of its Affiliates) in respect of the year of the Loss, arising from the facts or circumstances giving rise to such Losses or from any indemnification payment with respect to such Losses, determined as if such Losses were the last deductions taken into account in determining the Tax liability of such Buyer Indemnitee for the relevant Tax period. Without limiting the obligations of any Buyer Indemnitee pursuant to Section 7.7(b)(i), each Buyer Indemnitee shall use commercially reasonable efforts to obtain such proceeds, benefits, and recoveries; provided that, for the avoidance of doubt, the Buyer Indemnitees shall not be obligated to commence litigation against any third party to obtain any such proceeds, benefits and recoveries.
(c)    If any Buyer Indemnitee collects an amount in discharge of a claim pursuant to this Article 7 (including, in the case of a Buyer Indemnitee, from the Indemnity Escrow Fund) and such Buyer Indemnitee or an Affiliate thereof subsequently recovers from a third party by way of insurance, Tax benefit or otherwise such that the Buyer Indemnitee has received an amount in connection therewith in excess of its related Losses (such excess recovery, the “Excess Recovery”), such Buyer Indemnitee shall (or, as appropriate, shall cause an Affiliate to) pay to the Indemnitor an amount equal to the Excess Recovery less any costs or expenses (including Taxes and any increased insurance premiums) incurred by the Buyer Indemnitee in procuring such Excess Recovery (but no more than the amount paid by the Indemnitor to the Buyer Indemnitee pursuant to this Article 7).
7.8    Tax Treatment
. Unless otherwise required by applicable Law, any indemnity payment made under this Agreement shall be treated by all Parties as an adjustment to the Purchase Price for all federal, state, local and foreign Tax purposes, and the Parties shall file their Tax Returns accordingly.
7.9    Project Indemnities.
(a)    Schedule 7.9 of the Disclosure Schedule contains a list which identifies certain project installations (each such installation listed under the heading “Indemnifiable Project” thereon, an “Indemnifiable Project”) with respect to which the Companies have, or may have, after the date hereof, obligations to perform such remediation and/or other services as are specified opposite the name of each Indemnifiable Project on Schedule 7.9 of the Disclosure Schedule (such specific services with respect to each Indemnifiable Project, the “Service Obligations”). Subject to the terms and conditions of this Section 7.9, the Sellers agree to jointly

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and severally indemnify and hold TerraSmart harmless from and against any Project Costs incurred by TerraSmart after the date hereof in the performance of the Service Obligations.
(b)    In connection with the obligation of the Sellers to indemnify and hold TerraSmart harmless from and against the Project Costs incurred by TerraSmart in performance of the Service Obligations, the Seller’s Representative has directed the Buyer to pay a portion of the Initial Purchase Price equal to the Project Indemnity Escrow Amount to the Escrow Agent at the Closing.
(c)    Following the date hereof, the Buyer shall, in consultation with the Sellers’ Representative, cause TerraSmart to promptly perform the Service Obligations using commercially reasonable measures that are, to the extent applicable, consistent with such remediation or other services that TerraSmart has historically implemented to remedy or perform similar Service Obligations. Without limiting the foregoing, in connection with the performance of the Service Obligations, Buyer shall, and shall cause the Companies to, use commercially reasonable efforts to minimize the magnitude of Project Costs, including by (i) pursuing recovery from third Persons, to the extent available, (ii) by seeking and collecting from third Persons any payments to which the Companies are or may be entitled attributable to unsatisfactory work, labor or materials delivered or provided by any such Person with respect to any Indemnifiable Project or (iii) by arranging for the receipt of work, labor, services or materials from any such Persons without cost to TerraSmart pursuant to any express or implied warranties. In connection with the foregoing, the Buyer shall cause TerraSmart to promptly provide to the Sellers’ Representative any records relating to performance by of the Service Obligations by TerraSmart after the date hereof as may reasonably be requested by the Sellers’ Representative, including invoices, work orders and other details identifying Project Costs. Thereafter, as soon as practicable following the first anniversary of the date hereof (such date being hereinafter the “Anniversary Date”), but in no event later than fifteen (15) days following the Anniversary Date, the Buyer shall deliver to the Sellers’ Representative a written statement (hereinafter the “Service Obligation Cost Statement”) setting forth in reasonable detail: (i) the total Project Costs incurred by TerraSmart in the performance of the Service Obligations during the period beginning on the date hereof and ending on the Anniversary Date, including reasonable supporting materials and documentation in respect thereof; and (ii) to the extent that there exist, as of the Anniversary Date, with respect to any Indemnifiable Project any Service Obligations which either of the Companies have committed to perform after the Anniversary Date with respect to any such Indemnifiable Project and which have not been fully performed as of the Anniversary Date (excluding, for the avoidance of doubt, warranty claims which have not been asserted by customers as of the Anniversary Date) (such committed Service Obligations which have not been fully performed as of the Anniversary Date being hereinafter the “Unfinished Service Obligations”), a good faith estimate of the nature and scope of the remaining services to be performed by the Companies in connection with the Unfinished Service Obligations with respect to each Indemnifiable Project as to which Unfinished Service Obligations exist as of the Anniversary Date and a good faith estimate of the Project Costs to be incurred by TerraSmart to complete the Unfinished Service Obligations with respect to each such Indemnifiable Project. For purposes of this Agreement, the sum of the Project Costs incurred by TerraSmart in performance of the Service Obligations during the period beginning on the date hereof and

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ending on the Anniversary Date and the amount of the Project Costs, if any, estimated to be incurred by TerraSmart in performance of the Unfinished Service Obligations, as reflected in the Service Obligation Cost Statement is hereinafter referred to as the “Cost Information”.
(d)     For a period of thirty (30) days beginning on the first Business Day following the receipt by the Sellers’ Representative of the Service Obligation Cost Statement, the Sellers’ Representative shall have an opportunity to review the Service Obligation Cost Statement and to object in writing to the Cost Information contained in the Service Obligation Cost Statement. During such thirty (30) day period, Buyer shall provide Sellers’ Representative and his representatives with prompt and reasonable access to the books and records of the Companies to the extent reasonably relating to the Service Obligation Cost Statement. Any such objection shall state with reasonable particularity the basis for the objection and Sellers’ Representative’s calculation of the Cost Information that is the subject of such objection. If Seller’s Representative does not object in writing to the Cost Information contained in the Service Obligation Cost Statement within such thirty (30) day period, the Cost Information as set forth in the Service Obligation Cost Statement shall be deemed to be accepted by the Sellers’ Representative. In the event that the Sellers’ Representative provides a written objection to any of the Cost Information contained in the Service Obligation Cost Statement, the Sellers’ Representative and the Buyer shall, in good faith, seek to resolve any such dispute during the thirty (30) day period (or such longer period as Buyer and Sellers’ Representative may agree in writing) following the receipt by the Buyer of the written objection of the Sellers’ Representative. In the event that the Buyer and the Sellers’ Representative are able to resolve the applicable dispute(s) with respect to the Cost Information contained in the Service Obligation Cost Statement, Buyer and Sellers’ Representative shall prepare and execute a written statement containing a statement of the total Project Costs incurred by TerraSmart in the performance of the Service Obligations during the period beginning on the date hereof and ending on the Anniversary Date and the amount, if any, of the Project Costs estimated to be incurred to perform the Unfinished Service Obligations. In the event that that the Buyer and the Sellers’ Representative are unable to resolve the dispute as to the Cost Information contained in the Service Obligation Cost Statement within such thirty (30) day period (or such longer period as Buyer and Sellers’ Representative may agree in writing), either party may, following the expiration of such period, commence an Action seeking a declaratory judgment with respect to such dispute. Finally, for the avoidance of doubt, nothing shall be deemed to prevent the Sellers’ Representative from delivering written notice to the Buyer agreeing to the Cost Information contained in the Service Obligation Cost Statement. For purposes of this Agreement the “Final Cost Information” shall mean, as the case may be: (i) the Cost Information contained in the Service Obligation Cost Statement (in the event that the Sellers’ Representative is deemed to have agreed to such Cost Information by failing to object in writing to such cost Information during the thirty (30) day period described in the first sentence of this Section 7.9(d) or in the event that the Sellers’ Representative agrees in writing with such Cost Information); (ii) the Cost Information contained in the written agreement of the Buyer and the Sellers’ Representative (in the event that the Sellers’ Representative objects to the Cost Information contained in the Service Obligation Cost Statement); or (iii) the sum of: (A) the Project Costs incurred by TerraSmart in performance of the Service Obligations during the period beginning on the date hereof and ending on the Anniversary Date; and (B) the Project Costs estimated to be incurred by

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TerraSmart in performance of the Unfinished Service Obligations, in each case as determined pursuant to any applicable declaratory judgment proceedings. In addition, for purposes of this Agreement, the “Final Incurred Costs” shall mean the amount of the total Project Costs incurred by TerraSmart in the performance of the Service Obligations during the period beginning on the date hereof and ending on the Anniversary Date as such amount is contained in the Final Cost Information and the “Final Estimated Costs” shall mean the amount of the Project Costs, if any, estimated to be incurred by TerraSmart in performance of the Unfinished Service Obligations, as stated in the Final Cost Information.
(e)    If the sum of the Final Incurred Costs and, if any, the Final Estimated Costs, is less than the Project Indemnity Escrow Amount, as soon as practicable, but in no event more than five (5) Business Days following the determination of the Final Cost Information in accordance with Section 7.9(d), the Buyer and the Sellers’ Representative shall deliver joint written instructions to the Escrow Agent directing the Escrow Agent (i) to distribute to Buyer an amount equal to the Final Incurred Costs and (ii) to distribute to the Sellers’ Representative, for further distribution to each Seller in accordance with each Seller’s Pro Rata Percentage, an amount equal to the amount by which the Project Indemnity Escrow Amount exceeds the sum of the Final Incurred Costs and the amount of the Final Estimated Costs.
(f)    Promptly following completion of the Unfinished Service Obligations for any Indemnifiable Project, the Buyer shall deliver to the Sellers’ Representative a written statement setting forth in reasonable detail the Project Costs incurred by TerraSmart to perform and complete the Unfinished Service Obligations with respect to such Indemnifiable Project. The Sellers’ Representative shall have a period of thirty (30) days following receipt from TerraSmart of such written statement to object to the amount of the Project Costs incurred to perform and complete such Unfinished Service Obligations for such Indemnifiable Project. If the Sellers’ Representative objects to such statement of the Project Costs incurred to complete such Unfinished Service Obligations for the applicable Indemnifiable Project, Buyer and Sellers’ Representative shall follow the process described in Section 7.9(d) in order to determine the final amount of the Project Costs incurred by TerraSmart to complete the Unfinished Service Obligations for the applicable Indemnifiable Project and, promptly, but in no event more than five (5) Business Days following the final determination of the amount of such Project Costs incurred by TerraSmart to complete the Unfinished Service Obligations for the applicable Indemnifiable Project, the Buyer and the Sellers’ Representative shall deliver joint written instructions to the Escrow Agent directing the Escrow Agent to distribute to Buyer an amount equal to the lesser of such finally determined amount of Project Costs incurred by TerraSmart to complete the Unfinished Service Obligations for the applicable Indemnifiable Project and the remaining amount of the Project Indemnity Escrow Amount. The process described in the preceding provisions of this Section 7.9(f) shall be repeated promptly following the completion of the Unfinished Service Obligations, if any, for each Indemnifiable Project. Upon completion of the last of the Indemnifiable Projects with respect to which any Unfinished Service Obligations are identified in the Final Cost Information and distribution to TerraSmart of the amount of the Project Costs incurred by TerraSmart to complete the Unfinished Service Obligations for such Indemnifiable Project, the Buyer and the Sellers’ Representative shall promptly, but in no event more than five (5) Business Days following the final determination of

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the amount of the Project Costs incurred by TerraSmart to complete the last Unfinished Service Obligations for the applicable Indemnifiable Projects, deliver Joint written instructions to the Escrow Agent directing the Escrow Agent to distribute to the Sellers’ Representative, for further distribution to each Seller in accordance with each Seller’s Pro Rata Percentage, the undistributed amount of the Project Indemnity Escrow Amount, if any.
(g)    If the Final Incurred Costs, as determined pursuant to Section 7.9(d), exceed the amount of the Project Indemnity Escrow Amount in connection with the determinations to be made by the foregoing provisions of this Section 7.9, as soon as practicable, but in no event more than five (5) Business Days following the determination of the Final Cost Information, the Buyer and the Sellers’ Representative shall deliver joint written instructions to the Escrow Agent directing the Escrow Agent to distribute to Buyer an amount equal to Project Indemnity Escrow Amount and, to the extent that the Final Incurred Costs exceed the Project Indemnity Escrow Amount, the Sellers shall, jointly and severally, be obligated to pay to Buyer the amount by which the Final Incurred Costs exceed the Project Indemnity Escrow Amount. Such payment shall be due and payable to Buyer no later than ten (10) Business Days following the determination of the Final Cost Information. In addition, with respect to Unfinished Service Obligations for which, when completed after the Anniversary Date, the remaining Project Indemnity Escrow Amount held by the Escrow Agent is less than the finally determined amount of the Project Costs incurred by TerraSmart to complete the Unfinished Service Obligations for an Indemnifiable Project, the Sellers shall, jointly and severally, be obligated to pay to Buyer the amount by which the finally determined amount of the Project Costs incurred by TerraSmart to complete the Unfinished Service Obligations for such Indemnifiable Project exceed the remaining Project Indemnity Escrow Amount held by the Escrow Agent, and the Sellers shall pay such amount to Buyer no later than ten (10) Business Days following the final determination of the amount of the Project Costs incurred by TerraSmart to complete the Unfinished Service Obligations for such Indemnifiable Project.
(h)    If, following receipt by TerraSmart of payment from Sellers pursuant to this Section 7.9, with respect to an Indemnifiable Project, TerraSmart, prior December 31, 2022, recovers any payment from any Person with respect to such Indemnifiable Project, including any Project Cost Offsets, the Buyer shall promptly, but in no event more than five (5) Business Days following receipt of such payment, deliver the amount of any such payment to the Sellers’ Representative, for further distribution to each Seller in accordance with each Seller’s Pro Rata Percentage.
(i)    For the avoidance of doubt, (i) with respect to any Indemnifiable Project for which, as of the Anniversary Date, there are no Unfinished Service Obligations (i.e. all Service Obligations with respect to such Indemnifiable Project have been completed), the Sellers shall not have any obligation to indemnify and hold TerraSmart harmless with respect to any claims which may be received or any fees or expenses, including any Project Costs, which may be incurred by the TerraSmart after the Anniversary Date with respect to such Indemnifiable Project and (ii) notwithstanding anything to the contrary contained in this Section 7.9, the maximum amount that may be recovered by the Buyer Indemnitees from any Seller pursuant to this Article 7 shall not exceed the portion of the Purchase Price actually received by such Seller hereunder.

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7.10    Exclusive Remedy
. From and after the Closing, the sole and exclusive remedy of Buyer (and its Affiliates) under or in connection with the subject matter of this Agreement and the transactions contemplated hereby (including for any breach of or inaccuracy in any representation or warranty or for any breach of or failure to perform any covenant or obligation or for any other reason) and regardless of the theory upon which any claim may be based, whether contract, equity, tort, fraud, warranty, strict liability or any other theory of liability, shall be as set forth in this Article 7 and in Sections 2.4(e), 6.7(d) and 8.11. Any and all claims by Buyer arising out of or in connection with this Agreement and the transactions contemplated by this Agreement must be brought under and in accordance with the terms of this Agreement. To the extent that, from and after the Closing, Buyer or any of its Affiliates incurs any Losses for which it would otherwise be entitled to assert any claim or right to indemnification, contribution, or recovery in connection with this Agreement or the transactions contemplated by this Agreement, other than pursuant to the exclusive remedies described in this Section 7.10, Buyer hereby waives, releases, and agrees not to assert such claim or right, and Buyer agrees to cause each of its Affiliates to waive, release, and agree not to assert such claim or right, in each case regardless of the theory upon which any claim may be based, whether contract, equity, tort, fraud, warranty, strict liability, or any other theory of liability. Notwithstanding the foregoing or anything else in this Agreement to the contrary, nothing in this Agreement shall limit the right of Buyer to assert a claim for Fraud.
7.11    Releases
.
(a)    Effective as of the Closing Date, subject to the immediately following sentence, each of Buyer and the Companies (each a “Buyer Releasor”), on behalf of itself and its heirs, legal representatives, successors and assigns, hereby irrevocably and unconditionally releases, acquits and forever discharges, to the fullest extent permitted by law, each Seller and each of their respective Associated Persons (which shall be deemed to include the Companies with respect to any period prior to the Closing) (each a “Seller Releasee”) of, from and against any and all Actions, causes of action, demands, Losses, debts and dues whatsoever (in each case whether existing at the Closing or arising thereafter, known or unknown, actual or potential, suspected or unsuspected, fixed or contingent, both in law and equity or based on contract, tort or otherwise) arising out of, relating to or resulting from the organization, management or operation of the businesses of the Companies prior to the Closing Date which such Buyer Releasor or its heirs, legal representatives, successors or assigns ever had, now has or may have (collectively the “Seller Released Matters”). Notwithstanding the foregoing, in no event shall the rights of the Buyer Indemnities to assert and recover upon claims for Fraud or claims for indemnification identified in Section 7.2 be deemed or construed to constitute Seller Released Matters and nothing in the preceding sentence shall be deemed or construed to limit, restrict or otherwise impair rights of the Buyer Indemnities to assert and recover upon claims for Fraud or claims for indemnification identified in Section 7.2. Each Buyer Releasor agrees not to, and agrees to cause its respective Affiliates and subsidiaries not to, assert any Seller Released Matter against the Seller Releasees. The Seller Releasees not party to this Agreement are intended third-party

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beneficiaries of this Section 7.11(a), with full rights of enforcement of this Section 7.11(a) as if a party thereto.
(b)    Effective as of the Closing Date, subject to the immediately following sentence, each Seller (each a “Seller Releasor”), on behalf of himself, herself and each of his or her heirs, legal representatives, successors and assigns, hereby irrevocably and unconditionally releases, acquits and forever discharges, to the fullest extent permitted by law, each of the Companies and each of their respective Associated Persons (which shall be deemed to include the Companies with respect to any period prior to the Closing) (each a “Buyer Releasee”) of, from and against any and all Actions, causes of action, demands, Losses, debts and dues whatsoever (in each case whether existing at the Closing or arising thereafter, known or unknown, actual or potential, suspected or unsuspected, fixed or contingent, both in law and equity or based on contract, tort or otherwise) arising out of, relating to or resulting from: (i) the organization, management or operation of the businesses of the Companies on or prior to the Closing Date, (ii) the ownership by such Seller Releasor of any Equity Securities prior to the Closing Date and (iii) any rights of such Seller Releasor to any payments from the Companies pursuant to any of the Terminated Affiliate Contracts to which such Seller Releasor is or was a party, all of which payment obligations such Seller Releasor acknowledges and agrees are hereby waived, released and forever discharged and are of no further force or effect, in each case which such Seller Releasor or its heirs, legal representatives, successors or assigns ever had, now has or may have (collectively the “Company Released Matters”). Notwithstanding the foregoing, in no event shall the rights of any Seller to assert and recover upon claims for Fraud, claims relating to amounts or benefits owed to such Seller as of the Closing by virtue of such Seller’s employment by either of the Companies prior to the Closing Date, if applicable, or claims otherwise permissible pursuant to this Agreement be deemed or construed to constitute Company Released Matters and nothing in the preceding sentence shall be deemed or construed to limit, restrict or otherwise impair rights of any Seller to assert and recover upon claims for Fraud, claims relating to amounts or benefits owed to such Seller as of the Closing by virtue of such Seller’s employment by either of the Companies prior to the Closing Date, if applicable, or claims otherwise permissible pursuant to this Agreement. Each Seller Releasor agrees not to, and agrees to cause his or her respective Affiliates and subsidiaries not to, assert any Company Released Matter against the Buyer Releasees. The Buyer Releasees not party to this Agreement are intended third-party beneficiaries of this Section 7.11(b), with full rights of enforcement of this Section 7.11(b) as if a party thereto.
Article 8

Miscellaneous
8.1    Amendment. This Agreement may be amended, modified or supplemented only in a writing signed by Buyer, the Companies and Sellers’ Representative.
8.2    Notices. Any notice, request, instruction or other document to be given hereunder by a Party shall be in writing and shall be deemed to have been given, (i) when received if given in person or by courier or a courier service, (ii) if delivered by electronic mail, on the date of

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transmission if on a Business Day before 5:00 p.m. local time of the business address of the receiving Party (otherwise on the next Business Day), (iii) on the next Business Day if sent by an overnight delivery service, or (iv) five (5) Business Days after being deposited in the United States mail, certified or registered mail, postage prepaid:
(a)    If to Sellers’ Representative, or prior to the Closing, the Companies, addressed as follows:
TerraSmart LLC
14590 Global Parkway
Fort Myers, Florida 33913
Attention: Ryan Reid
Email: rreid@terrasmart.com
with a copy to (which shall not constitute notice):
Mayer Brown LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Colin Carley
Email: ccarley@mayerbrown.com
(b)    If to any Seller, in accordance with the notices information set forth on such Seller’s signature page hereto.
(c)    If to Buyer, or after the Closing, the Companies, addressed as follows:
RBI Solar, Inc.
3556 Lake Shore Road
Buffalo, New York 14219
Attention: Timothy F. Murphy
Email: Tfmurphy@gibraltar1.com
with a copy to (which shall not constitute notice):
Gibraltar Industries, Inc.
330 West Chestnut Street
Hinsdale, Illinois 60521
Attention: Katherine Bolanowski, General Counsel
Email: KBolanowski@gibraltar1.com

or to such other individual or address as a Party may designate for itself by notice given as herein provided.
8.3    Waivers. No failure or delay on the part of any Party to exercise any right, power or remedy of such Party hereunder shall operate as a waiver thereof, nor shall a single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise

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thereof or the exercise of any other right, power or remedy. No waiver by a Party of any condition or breach of any term, covenant, representation or warranty or other provision contained in this Agreement shall be effective unless in writing signed by such Party, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty or other provision contained herein.
8.4    Interpretation
. The table of contents and the headings of the Articles, Sections and subsections included in this Agreement and the various headings of the Disclosure Schedule are for convenience only and shall not be deemed part of this Agreement or the Disclosure Schedule or be given any effect in interpreting this Agreement, the Disclosure Schedule or any Exhibits hereto. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. Unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. The words “including,” “includes,” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. The word “or” has the inclusive meaning represented by the phrase “and/or”. Underscored references to Articles, Sections, Exhibits or Schedules shall refer to those portions of this Agreement. Where this Agreement states that a Party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that such Party is legally obligated to do so in accordance with this Agreement. A reference to any Law or to any provision of any Law shall include any amendment thereto, and any modification or re-enactment thereof, any Law substituted therefor and all rules and regulations thereunder or pursuant thereto. Any reference to a Contract or other document as of a given date means the Contract or other document as amended, supplemented and modified from time to time through such date. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” that are used in this Agreement refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. Time is of the essence of each and every covenant, agreement and obligation in this Agreement. No Seller, on the one hand, nor Buyer, on the other hand, shall be deemed to be in breach of any covenant contained in this Agreement if such Party’s deemed breach is the result of any action or inaction on the part of the other. The Parties agree and acknowledge that, to the extent the terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other agreement, document or instrument contemplated hereby, this Agreement shall govern and control.
8.5    Successors and Assigns; Assignment

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. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. No assignment of this Agreement or any of the rights, interests or obligations under this Agreement may be made by any party at any time, whether or not by operation of law, without the prior written consent of Sellers’ Representative and Buyer, and any attempted assignment without the required consent shall be void.
8.6    Third Party Beneficiaries
. This Agreement is solely for the benefit of the Parties and no provision of this Agreement shall be deemed to confer upon third parties, either express or implied, any right, remedy, claim, liability, reimbursement or cause of action under or with respect to this Agreement or any provision of this Agreement. Notwithstanding the foregoing, the Persons referred to in Section 6.1(c), Section 7.1, Section 7.11 and Section 8.16 are hereby made third party beneficiaries of this Agreement, in each case, with all of the rights, remedies, claims, liabilities, reimbursements causes of action and other rights accorded such Persons under this Agreement and the Related Agreements.
8.7    Entire Understanding
. The exhibits, schedules and Disclosure Schedule identified in this Agreement are incorporated herein by reference and made a part hereof. This Agreement, the Related Agreements and the Confidentiality Agreement set forth the entire agreement and understanding of the Parties and supersede any and all prior agreements, arrangements and understandings among the Parties regarding the subject matter hereof and thereof.
8.8    Applicable Law

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. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any laws, rules or provisions of the State of Delaware that would cause the application of the laws, rules or provisions of any jurisdiction other than the State of Delaware.
8.9    Jurisdiction of Disputes
. In the event any Party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement, any Related Agreement or any matters described or contemplated herein or therein, the Parties hereby (a) agree that any litigation, proceeding or other legal action shall be instituted exclusively in the Delaware Court of Chancery in and for New Castle County, or in the event (and only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, any Delaware State court sitting in New Castle County, unless the federal courts have exclusive jurisdiction, in which case the federal courts located in New Castle County in the State of Delaware (such courts, including appellate courts therefrom, the “Specified Courts”); (b) agree that in the event of any such litigation, proceeding or action, the Parties will consent and submit to personal jurisdiction in the applicable Specified Court and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this Section 8.9 shall be deemed to prevent any Party from seeking to remove any action to a United States federal court that is a Specified Court); (c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (d) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth in Section 8.2 for communications to such Party; (e) agree that any service made as provided herein shall be effective and binding service in every respect; and (f) agree that nothing herein shall affect the rights of any Party to effect service of process in any other manner permitted by Law; provided, however, that if the Specified Courts are functionally unavailable as a result of any Public Health Event or as a result of the COVID-19 pandemic, each Party agrees to submit to the jurisdiction of any state in the United States

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in which the federal court therein may assert jurisdiction over the Parties solely in respect of applications for temporary, status quo or interim injunctive relief.
8.10    Waiver of Jury Trial
. Each Party acknowledges and agrees that any controversy which may arise under this Agreement or the Related Agreements is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the Related Agreements, or the transactions contemplated hereby or thereby. Each Party certifies and acknowledges that (a) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver; (b) each Party understands and has considered the implications of this wavier; (c) each Party makes this waiver voluntarily; and (d) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.10.
8.11    Specific Performance
.
(a)    Each Seller agrees that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. Furthermore, Buyer agrees that Sellers’ Representative (on behalf of any Seller) shall have the right, in addition to any other rights and remedies existing in favor of Sellers, to enforce Sellers’ rights and the obligations of Buyer hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.

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(b)    The right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right, neither Sellers nor Buyer would have entered into this Agreement. The Parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.11 shall not be required to provide any bond or other security in connection with any such order or injunction.
(c)    Notwithstanding anything herein to the contrary, in no event shall this Section 8.11 be used, alone or together with any other provision of this Agreement, to require Sellers or the Companies to remedy any breach of any representation or warranty of any Seller or any Companies made herein.
8.12    Severability
. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
8.13    Construction

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. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the language shall be construed as mutually chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. The Parties agree and acknowledge that they are sophisticated parties, have reviewed the terms of this Agreement and the Related Agreements, engaged counsel and advisors as they have each determined necessary to fully understand their respective rights and obligations hereunder and thereunder, and accordingly, no agreement, provision, condition, waiver, representation, warranty, acknowledgement or other term hereof or thereof shall be deemed unenforceable or otherwise inoperable for lack of conspicuousness or emphatic text.
8.14    Counterparts
. This Agreement may be executed in counterparts (including using any electronic signature covered by the United States ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), and such counterparts may be delivered in electronic format, including by facsimile, email or other transmission method. Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. To the extent applicable, the foregoing constitutes the election of the Parties to invoke any law authorizing electronic signatures. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement, shall be disregarded in determining a Party’s intent or the effectiveness of such signature. No Party shall raise the use the delivery of signatures to this Agreement in electronic format as a defense to the formation of a contract and each such Party forever waives any such defense.
8.15    Retention of Advisors
. Buyer and Sellers acknowledge and agree that Mayer Brown has represented Sellers and the Companies in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the

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transactions contemplated hereby and thereby, and that Sellers, the Companies and their respective Associated Persons (the “Seller Group Members”) have a reasonable expectation that Mayer Brown will represent them in connection with any claim or Action involving any Seller Group Member, on the one hand, and Buyer or any of its Associated Persons (the “Buyer Group Members”), on the other hand, arising under this Agreement, the Related Agreements or the transactions contemplated hereby and thereby. Buyer hereby, on behalf of itself and the other Buyer Group Members and their respective successors and assigns, hereby irrevocably (a) agrees to any such representation in any such matter and (b) waives any actual or potential conflict arising from any such representation in the event of (i) any adversity between the interests of any Seller Group Member, on the one hand, and Buyer and the Companies, on the other hand, in any such matter; and/or (ii) any communication between or among Mayer Brown and the Companies and their respective Affiliates or employees, whether privileged or not, or any other information known to such counsel, by reason of such counsel’s representation of any of the Companies prior to Closing.
8.16    Protected Communication
.
(a)    The Parties to this Agreement agree that, immediately prior to the Closing, without the need for any further action (i) all right, title and interest of the Companies in and to all Protected Communications shall thereupon transfer to and be vested solely in Sellers and their respective successors in interest and (ii) any and all protections from disclosure, including attorney-client privileges and work product protections, associated with or arising from any Protected Communications that would have been exercisable by the Companies shall thereupon be vested exclusively in Sellers and its successors in interest and shall be exercised or waived solely as directed by Sellers’ Representative or its successors in interest.
(b)    None of Buyer, the Companies or any Person acting on any of their behalf shall, without the prior written consent of Sellers’ Representative or its successors in interest, assert or waive or attempt to assert or waive any such protection against disclosure, including, but not limited to, the attorney-client privilege or work product protection, or to access, discover, obtain, use or disclose or attempt to access, discover, obtain, use or disclose any Protected Communications in any manner, including in connection with any dispute or legal proceeding relating to or in connection with this Agreement, the events and negotiations leading to this Agreement, or any of the transactions contemplated herein; provided, however, (i) the foregoing shall neither prohibit Buyer from seeking proper discovery of such documents nor any Seller from asserting that such documents are not discoverable to the extent that applicable attorney-client privileges and work product protections have attached thereto and (ii) in the event a

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dispute arises between any Buyer Group Members, on the one hand, and any other Person (other than the Seller Group Members), on the other hand, such Buyer Group Members shall not disclose any documents or information subject to protections from disclosure, including attorney-client privileges and work product protections, associated with or arising from any Protected Communications without the prior written consent of Sellers’ Representative (provided that if such Buyer Group Members are required by judicial order or other legal process to make such disclosure, such Buyer Group Members shall promptly notify Sellers’ Representative in writing of such requirement (without making disclosure) and shall provide Sellers with such cooperation and assistance as shall be necessary to enable Sellers to prevent disclosure by reason of any protection against disclosure, including the attorney-client privileges and work product protections).
(c)    Without limiting the generality of the foregoing, (i) Sellers shall have the right to retain, or cause Mayer Brown to retain, any Protected Communications in possession of Mayer Brown at the Closing and (ii) Buyer shall (and following the Closing shall cause the Companies to) take actions necessary to ensure that any and all protections from disclosure, including, but not limited to, attorney-client privileges and work product protections, associated with or arising from any Protected Communications will survive the Closing, remain in effect and transfer to and be vested solely in Sellers and their respective successors in interest.
(d)    Sellers and their respective successors-in-interest shall have the right at any time prior to or following the Closing to remove, erase, delete, disable, copy or otherwise deal with any Protected Communications in whatever way they desire, and Buyer and the Companies shall provide full access to all Protected Communications in their possession or within their direct or indirect control and shall provide reasonable assistance at the expense of the Person requesting such assistance in order to give full force and effect to the rights of Sellers and their successors in interest hereunder.
(e)    This Section 8.16 is for the benefit of the Seller Group Members and such Persons are intended third-party beneficiaries.
8.17    No Waiver of Privilege, Protection from Disclosure or Use
. The Parties understand and agree that nothing in this Agreement, including the provisions of Section 6.1, Section 8.15 and Section 8.16 regarding the assertions of protection from disclosure and use, privilege and conflicts of interest, shall be deemed to be a waiver of any applicable attorney-client privilege or other protection from disclosure or use. Each of the Parties understands and agrees that it has undertaken reasonable efforts to prevent the disclosure of Protected Communications. Notwithstanding those efforts, the Parties understand and agree

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that the consummation of the transactions contemplated by this Agreement could result in the inadvertent disclosure of information that may be confidential, eligible to be subject to a claim of privilege, or otherwise protected from disclosure. The Parties further understand and agree that any disclosure of information that may be confidential, subject to a claim of privilege, or otherwise protected from disclosure will not constitute a waiver of or otherwise prejudice any claim of confidentiality, privilege, or protection from disclosure, including, but not limited to, with respect to information involving or concerning the same subject matter as the disclosed information. The Parties agree to use reasonable best efforts to return any inadvertently disclosed information to the disclosing Party promptly upon becoming aware of its existence. The Parties further agree that promptly after the return of any inadvertently disclosed information, the Party returning such information shall destroy any and all copies, summaries, descriptions and/or notes of such inadvertently disclosed information, including electronic versions thereof, and all portions of larger documents or communications that contain such copies, summaries, descriptions and/or notes.
8.18    Further Assurances
. Upon the reasonable request of Buyer or Sellers’ Representative, each Seller (as applicable, in the case of a request by Buyer) and Buyer (in the case of a request by Sellers’ Representative) will, on and after the Closing Date, execute and deliver to the other Parties (without cost or expense to the executing party) such other documents, assignments and other instruments as may be reasonably required to effectuate completely the transactions contemplated by this Agreement, and to effect and evidence the provisions of this Agreement and the Related Agreements and the transactions contemplated hereby.
8.19    Relationship of the Parties
. Nothing in this Agreement shall be deemed to constitute the Parties as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity, nor, except as expressly and specifically set forth in this Agreement in any manner create any principal-agent, fiduciary or other special relationship between the parties hereto. No Party shall

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have any duties (including fiduciary duties) towards any other Party except as specifically set forth herein.
[Remainder of page left intentionally blank; signature pages follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.
SELLER:

RYAN C. REID
Notices:

Email:

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.
SELLER:

BRENT FRANKS
Notices:

Email:

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.
SELLER:

STEPHEN KNIPE
Notices:

Email:

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.
SELLER:

JASON FILE
Notices:

Email:

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.
SELLER:

PAUL BENVIE
Notices:

Email:

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.
SELLER:

TODD CAMPBELL
Notices:

Email:

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.
SELLER:

ANDREW CAMPBELL
Notices:

Email:

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.
SELLER:

AMBER JACKSON
Notices:

Email:

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.
TERRASMART:

terrasmart llc
By:
Name:
Title:
TERRATRAK:

terratrak, llc
By:
Name:
Title:
SELLERS’ REPRESENTATIVE, solely in his capacity as such:

RYAN C. REID

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.

BUYER:

RBI SOLAR, INC.
By:
Name:
Title:

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